Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of June 23, 2020 (this “Amendment”), is by and among BANK OF AMERICA, N.A., in its capacity as administrative agent, (in such capacity, the “Administrative Agent”), Swingline Lender, L/C Issuer, and collateral agent (in such capacity the “Collateral Agent”), in each case for the Lenders, pursuant to the Credit Agreement defined below, the Lenders party hereto (collectively, the “Consenting Lenders”), ARMSTRONG FLOORING, INC., a Delaware corporation (the “Borrower”), and the guarantors party hereto (collectively with the Borrower, the “Loan Parties”).

W I T N E S S E T H :

WHEREAS, the Administrative Agent, Swingline Lender, L/C Issuer, certain financial institutions from time to time party thereto as lenders and the Loan Parties are parties to that certain Credit Agreement, dated December 31, 2018 (as otherwise heretofore amended, supplemented or modified, the “Existing Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Existing Credit Agreement).

WHEREAS, the Borrower has requested (a) that the Administrative Agent and Consenting Lenders consent to the incurrence on the date hereof of Indebtedness pursuant to that certain Term Loan Agreement, dated as of the date hereof (such agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Intercreditor Agreement (as defined herein), the “Term Loan Agreement” and, together with the “Loan Documents” (as defined in the Term Loan Agreement), the “Term Loan Documents”), among the Borrower, the guarantors signatory thereto, the “Lenders” (as defined in the Term Loan Agreement (the “Term Lenders”) and Pathlight Capital LP, in its capacity as administrative agent and collateral agent for the Term Lenders (in such capacity, the “Term Agent”), (b) that the Existing Credit Agreement be amended to permit the Indebtedness under the Term Loan Agreement and the Liens securing such Indebtedness, and (c) certain other amendments to the Existing Credit Agreement, as more specifically set forth herein.

WHEREAS, the Administrative Agent, the Collateral Agent and the Consenting Lenders have agreed to such requests, subject to the terms and conditions of this Amendment.

WHEREAS, by this Amendment, the Administrative Agent, the Collateral Agent and the Consenting Lenders, and the Borrower desire and intend to evidence the amendments set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Amendments to Credit Agreement.

(a) Effective as of the Third Amendment Effectiveness Date (as defined below), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), each as set forth in the pages of a conformed copy of the Existing Credit Agreement, as amended hereby, attached as Annex A hereto (as so amended, the “Amended Credit Agreement” and the Amended Credit Agreement as otherwise amended, restated, supplemented or otherwise modified from time to time on or after the date hereof, the “Credit Agreement”).

(b) Schedule 1.01(b) to the Existing Credit Agreement is, effective as of the Third Amendment Effectiveness Date, hereby deleted and replaced in its entirety by the corresponding Schedule 1.01(b) attached as Annex B hereto.

(c) Schedule 1.01(c) to the Existing Credit Agreement is, effective as of the Third Amendment Effectiveness Date, hereby deleted and replaced in its entirety by the corresponding Schedule 1.01(c) attached as Annex C hereto.

(d) Schedule 7.11 to the Existing Credit Agreement is, effective as of the Third Amendment Effectiveness Date, hereby deleted and replaced in its entirety by the corresponding Schedule 7.11 attached as Annex D hereto.

(e) Exhibit C to the Existing Credit Agreement is, effective as of the Third Amendment Effectiveness Date, hereby deleted and replaced in its entirety by the corresponding Exhibit C attached as Annex E hereto.

(f) This Amendment is not a novation of the Existing Credit Agreement or of any credit facility or guaranty provided thereunder or in respect thereof. Notwithstanding that the cover page of the Amended Credit Agreement is dated “as of December 31, 2018” and Section 4.01 of the Amended Credit Agreement attached hereto contains those conditions which were applicable to the initial Closing Date of December 31, 2018, the changes to the Existing Credit Agreement effected by this Amendment shall be effective as of the satisfaction to the conditions to effectiveness set forth in Section 3 of this Amendment. The signature pages contained may be left off of the Amended Credit Agreement.

2.        Consent; Other Agreements.

(a) Consent. By their signatures below, the Administrative Agent and the Consenting Lenders hereby consent to the incurrence by the Borrower of the Indebtedness contemplated by the Term Loan Agreement, subject to the terms of the Amended Credit Agreement and satisfaction or waiver of the conditions set forth in Section 3 of this Amendment.

(b) Execution of Intercreditor Agreement; Consent to Term Loan Agent’s Liens; Subordination of Liens. By their signatures below, the Consenting Lenders hereby authorize the Administrative Agent to (i) enter into the Intercreditor Agreement, dated as of the date hereof, by and between the Administrative Agent and the Term Loan Agent and acknowledged by the Loan Parties (the “Intercreditor Agreement”), (ii) consent to the Term Loan Agent’s Liens on the Collateral and certain of the Loan Parties’ Real Property, and (iii) subordinate the Administrative Agent’s Lien in Equipment, Intellectual Property and all other assets constituting Term Priority Collateral (as defined in the Intercreditor Agreement) to the Term Loan Agent’s Liens in such assets.

3.        Conditions Precedent. The amendments, consents and other agreements contained herein shall only be effective upon the satisfaction or waiver by the Administrative Agent and Consenting Lenders of each of the following conditions precedent (the date of such satisfaction or waiver, the “Third Amendment Effective Date”):

(a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

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(i) a copy of this Amendment duly executed by the Borrower and each other Loan Party, the Administrative Agent, the Collateral Agent and all of the Lenders sufficient to constitute Required Lenders;

(ii) a copy of the Intercreditor Agreement duly executed by the Term Loan Agent and the Administrative Agent and acknowledged by the Loan Parties, in form and substance reasonably satisfactory to the Consenting Lenders;

(iii) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(iv) a certificate from a Responsible Officer of each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Third Amendment Effective Date, certifying that after giving effect to the this Amendment and the transactions contemplated hereby, including the incurrence of the Indebtedness contemplated by the Term Loan Agreement (the “Third Amendment Transactions”): (w) each such Loan Party is in good standing, (x) its organizational documents have not changed since the Closing Date or attaching the current organizational documents, (y) attaching certificates of resolutions or other corporate action with respect to the Third Amendment Transactions and (z) attaching incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Amendment;

(v) a certificate from the chief financial officer of the Borrower certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Third Amendment Transactions, are Solvent;

(vi) a certificate from an Authorized Officer of the Borrower certifying that, after giving effect to the Third Amendment Transactions, (A) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects, in each case, on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement, and (B) no Default or Event of Default has occurred and is continuing;

(vii) a statement of funds flow executed by a responsible officer of the Borrower;

(viii) executed Third Amendment Fee Letters dated before or as of the date hereof;

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(ix) the Administrative Agent shall have received a Borrowing Base Report and a Consolidated Borrowing Base Report, each calculating the Borrowing Base and the Consolidated Borrowing Base, respectively, as of May 31, 2020 and demonstrating, among other items, after giving effect to the proceeds of the Term Loans and the outstanding Revolving Loans, Availability of at least $65,000,000;

(b) the Administrative Agent’s receipt of evidence that, after giving effect to the Third Amendment Transactions, the Outstanding Amount of all Revolving Loans shall be equal to $0.00;

(c) payment of all fees required to be paid to the Administrative Agent and the Lenders on or before the Third Amendment Effective Date and all expenses in connection with this Amendment required to be reimbursed in accordance with Section 10.04 of the Credit Agreement;

(d) no order, injunction or judgment has been entered into prohibiting the closing of the Amendment;

(e) the Administrative Agent shall have received evidence of insurance required to be maintained;

(f) the Administrative Agent shall receive recent UCC searches with respect to each of the Loan Parties;

(g) the Administrative Agent shall have received evidence in form satisfactory to it that the transactions contemplated by the Term Loan Documents shall have been consummated on or prior to (or shall be consummated substantially contemporaneously with) the Third Amendment Effective Date in accordance with the Term Loan Documents in effect and provided to the Administrative Agent on the Third Amendment Effective Date;

(h) the Term Loan Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and there shall have been no amendments to the Term Loan Documents executed on the Third Amendment Effective Date in the forms provided to the Administrative Agent on such date; and

(i) the Administrative Agent and each Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering laws, rules and regulations, including a Beneficial Ownership Certificate if required, or otherwise under the Patriot Act and requested at least five (5) Business Days prior to the Third Amendment Effective Date.

4.        Conditions Subsequent. The Loan Parties shall deliver or cause to be delivered to the Administrative Agent, or shall have taken or caused to have been taken, in form and substance reasonably satisfactory to the Administrative Agent, as promptly as possible following the Third Amendment Effectiveness Date, but in any event no later than the dates referred to below with respect to each such item (or such later date as the Administrative Agent shall agree in writing in its sole discretion), the items or actions set forth below:

(a) Within 30 days after the Third Amendment Effectiveness Date (or such longer time as the Administrative Agent may agree in its sole discretion):

(i) A Qualifying Control Agreement, duly authorized, executed and delivered by the Administrative Agent, the Term Loan Agent, each applicable Loan Party and JPMorgan Chase Bank, N.A., with respect to the deposit accounts established at JPMorgan Chase Bank, N.A.

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(ii) A Qualifying Control Agreement, duly authorized, executed and delivered by the Administrative Agent, the Term Loan Agent, each applicable Loan Party and Truist Bank, with respect to the deposit accounts established at Truist Bank.

(b) Within 45 days after the Third Amendment Effectiveness Date (or such longer time as the Administrative Agent may agree in its sole discretion), use commercially best efforts to deliver to a Landlord Waiver executed and delivered by the Collateral Agent, the Term Loan Agent, each applicable Loan Party and the respective landlord for each of the leased property locations as follows:

(i) 2500 Columbia Avenue, Lancaster, PA 17603

(ii) 1101 Highway 80 West, Jackson, MS 39204

(iii) 5440 Highland Drive, Jackson, MS 392064

(c) Within 45 days after the Third Amendment Effectiveness Date (or such longer time as the Administrative Agent may agree in its sole discretion), use commercially best efforts to deliver to a Lien Waiver executed and delivered by the Collateral Agent, the Term Loan Agent, each applicable Loan Party and the respective bailee for each of the bailee locations as follows:

(i) 14651 Yorba Avenue, Chino, CA 91710

(ii) 324 Brickyard Road, Dalton, GA 30721

(iii) 179 Merrimon Avenue, Weaverville, NC 28787

(iv) 1915 Abutment Road, Dalton, GA 30720

(v) 7270 Bridgewater Center, Lakeland, FL 33805

(vi) 1025 Airport 100 Way, Suite B, Hanover, MD 21076

(vii) 5220 West 76th Street, Indianapolis, IN 46268

(viii) 1400 N. Highway 360, Bldg. 2, Grand Prairie, TX 75050

(ix) 1720 S. Military Highway, Chesapeake, VA 23320

(d) Within 30 days after the Third Amendment Effectiveness Date (or such longer time as the Administrative Agent may agree in its sole discretion), evidence of filings at the United States Patent and Trademark Office for registered Patents and Trademarks to correct chain of title issues identified on Schedule 5.21(b) of the Term Loan Agreement.

(e) Within 30 days after the Third Amendment Effectiveness Date (or such longer time as the Administrative Agent may agree in its sole discretion), deliver to the Collateral Agent, or in the alternative, the Term Loan Agent, the following original promissory notes, along with allonges (in form and substance reasonably satisfactory to the Administrative Agent):

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(i) Amended and Restated Intercompany Promissory Note, dated as of August 31, 2016, by AFI Canada Ltd. to Armstrong Flooring, Inc., in principal sum of CAD $17,400,000

(ii) Amended and Restated Intercompany Promissory Note, dated as of August 31, 2016, by Armstrong Flooring Pty. Ltd. to Armstrong Flooring, Inc., in principal sum of AUD $8,500,000

(f) Within 45 days after the Third Amendment Effectiveness Date (or such longer time as the Administrative Agent may agree in its sole discretion), deliver to the Collateral Agent, or in the alternative, the Term Loan Agent, the following original stock certificates, together with corresponding original executed stock powers (in form and substance reasonably satisfactory to the Administrative Agent):

(i) Stock Certificate issued by Armstrong Flooring Pty. Ltd. representing 65% of the outstanding equity interests issued to Armstrong Flooring, Inc.

(ii) Stock Certificate issued by AFI Canada Ltd representing 65% of the outstanding equity interests issued to Armstrong Flooring, Inc.

(iii) Stock Certificate issued by Armstrong Flooring Hong Kong Ltd representing 65% of the outstanding equity interests issued to Armstrong Flooring, Inc.

(g) In the event that the Borrower is unable to complete any of the items referenced in the foregoing clauses (a) through (f) by the applicable date indicated, provided that the Borrower has used (and continues to use) commercially reasonable efforts to complete such matter, the Administrative Agent shall agree to a reasonable extension of such period by an amount of time not exceeding 30 days. Any further extension with respect to any such item(s) shall be in the sole discretion of the Administrative Agent.

5.        GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.        Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.        Affirmation of Loan Parties. Each Loan Party hereby consents to the amendments and modifications to the Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation, and the Collateral Documents and all of the Collateral described therein and Liens granted in favor of the Administrative Agent created thereunder do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents and that all such Liens continue to be perfected as security for the Obligations secured thereby.

8.        Representations and Warranties. In order to induce the Administrative Agent, the Collateral Agent and the Consenting Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as follows:

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(a) The representations and warranties made by each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case they are true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement;

(b) The Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a guarantor thereunder;

(c) This Amendment has been duly authorized, executed and delivered by each of the other Loan Parties party hereto and constitutes a legal, valid and binding obligation of each such party, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d) No Default or Event of Default has occurred and is continuing.

9.        Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and modified by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, L/C Issuer, Swing Line Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.

(d) The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Credit Agreement (as specifically amended by this Amendment) and the other Loan Documents.

10.        Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

11.        Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

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12.        Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

13.        Release; Indemnification.

(a) Release. In further consideration of Administrative Agent’s, Collateral Agent’s and each Consenting Lender’s execution of this Amendment, the Borrower and the Guarantors, individually and on behalf of their successors (including any trustees or any debtor-in-possession acting on behalf of Borrower or a Guarantor), assigns, subsidiaries and affiliates, hereby forever release each of the Administrative Agent, Collateral Agent and the Lenders and their respective successors, assigns, parents, subsidiaries, and affiliates and their officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever (other than any obligations to advance Loans under and in accordance with the Amended Credit Agreement), whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that Borrower or any Guarantor has or may have against the Releasees, or any of them, in each case which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Amended Credit Agreement or the other Loan Documents prior to the date hereof (including with respect to the Obligations, any Collateral and any third parties liable in whole or in part for the Obligations). This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Amended Credit Agreement or the other Loan Documents.

(b) Related Indemnity. The Borrower and each Guarantor hereby agree that its release of the Releasees set forth in Section 12(a) shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of the Borrower or any Guarantor or any parent, subsidiary or affiliate of Borrower or such Guarantor, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith; provided, that Borrower shall not be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Amended Credit Agreement and the other Loan Documents.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ William J. Wilson
Typed Name: William J. Wilson
Typed Title: Senior Vice President

Armstrong Flooring, Inc.

Third Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender

By:	/s/ William J. Wilson
Typed Name: William J. Wilson
Typed Title: Senior Vice President

Armstrong Flooring, Inc.

Third Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Joon Hur
Typed Name: Joon Hur
Typed Title: Executive Director

Armstrong Flooring, Inc.

Third Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

TRUIST BANK, as a Lender

By:	/s/ Joseph A. Massaroni
Typed Name: Joseph A. Massaroni
Typed Title: Director

Armstrong Flooring, Inc.

Third Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew Brown
Typed Name: Andrew Brown
Typed Title: Senior Vice President

Armstrong Flooring, Inc.

Third Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Dylan Browdie
Typed Name: Dylan Browdie
Typed Title: Assistant Vice President

Armstrong Flooring, Inc.

Third Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:	ARMSTRONG FLOORING, INC.

	By:	/s/ Douglas B. Bingham
Typed Name: Douglas B. Bingham
Typed Title: Senior Vice President and Chief Financial Officer

GUARANTOR:	AFI LICENSING LLC

	By:	/s/ Douglas B. Bingham
Typed Name: Douglas B. Bingham
Typed Title: Vice President and Treasurer

Armstrong Flooring, Inc.

Third Amendment to Credit Agreement

Signature Page

ANNEX A: AMENDED CREDIT AGREEMENT

Deal CUSIP: 04238TAA0

Revolver CUSIP: 04238TAB8

~~Term Loan CUSIP: 04238TAC6~~

CREDIT AGREEMENT

Dated as of December 31, 2018

among

ARMSTRONG FLOORING, INC.,

as the Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer,

BOFA SECURITIES, INC.,

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners,

BANK OF AMERICA, N.A.,

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents,

and

THE LENDERS PARTY HERETO

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ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1

1.01 Defined Terms	1
1.02 Other Interpretive Provisions	~~42~~53
1.03 Accounting Terms	~~43~~54
1.04 Rounding	~~44~~55
1.05 Times of Day; Rates	~~44~~55
1.06 Letter of Credit Amounts	~~44~~55
1.07 UCC Terms	~~44~~55
1.08 Rates	~~44~~56

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS	~~44~~56

2.01 Loans	~~44~~56
2.02 Borrowings, Conversions and Continuations of Loans	~~45~~56
2.03 Letters of Credit	~~47~~59
2.04 Swingline Loans	~~55~~68
2.05 Prepayments	~~57~~71
2.06 Termination or Reduction of Commitments	~~60~~75
2.07 Repayment of Loans	~~61~~76
2.08 Interest and Default Rate	~~61~~77
2.09 Fees	~~62~~78
2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~63~~79
2.11 Evidence of Debt	~~63~~80
2.12 Payments Generally; Administrative Agent’s Clawback	~~64~~81
2.13 Sharing of Payments by Lenders	~~66~~83
2.14 Cash Collateral	~~67~~84
2.15 Defaulting Lenders	~~68~~85
~~2.16 Increase in Revolving Facility~~	~~87~~
~~2.17~~
2.16 Effect of Termination.	~~72~~90

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY	~~72~~91

3.01 Taxes	~~72~~91
3.02 Illegality	~~77~~96
3.03 Inability to Determine Rates	~~77~~96
3.04 LIBOR Successor Rate	~~78~~97
3.05 Increased Costs; Reserves on Eurodollar Rate Loans	~~80~~100
3.06 Compensation for Losses	~~82~~102
3.07 Mitigation Obligations; Replacement of Lenders	~~82~~102
3.08 Survival	~~83~~103

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	~~83~~103

4.01 Conditions of Initial Credit Extension	~~83~~103
4.02 Conditions to all Credit Extensions	~~86~~107

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(continued)

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ARTICLE V REPRESENTATIONS AND WARRANTIES	~~87~~108

5.01 Existence, Qualification and Power	~~87~~108
5.02 Authorization; No Contravention	~~87~~108
5.03 Governmental Authorization; Other Consents	~~88~~109
5.04 Binding Effect	~~88~~109
5.05 Financial Statements; No Material Adverse Effect	~~88~~109
5.06 Litigation	~~89~~110
5.07 No Default	~~89~~110
5.08 Ownership of Property	~~89~~111
5.09 Environmental Compliance	~~89~~111
5.10 Insurance	~~90~~112
5.11 Taxes	~~90~~112
5.12 ERISA Compliance	~~90~~112
5.13 Margin Regulations; Investment Company Act	~~91~~113
5.14 Disclosure	~~91~~113
5.15 Compliance with Laws	~~92~~114
5.16 Solvency	~~92~~114
5.17 Casualty, Etc	~~92~~114
5.18 Sanctions Concerns and Anti-Corruption Laws; EEA Financial Institutions	~~92~~114
5.19 Responsible Officers	~~92~~115
5.20 Subsidiaries; Equity Interests; Loan Parties	~~93~~115
5.21 Collateral Representations	~~93~~115
5.22 Labor Matters	~~95~~118
5.23 Certificate of Beneficial Ownership	~~95~~119
5.24 Surety Obligations	~~95~~119
5.25 Trade Relations	~~95~~119
5.26 Payables Practice	~~96~~119
5.27 Regulation H	~~96~~119
5.28 EEA Financial Institutions	~~96~~119

ARTICLE VI AFFIRMATIVE COVENANTS	~~96~~120

6.01 Financial Statements	~~96~~120
6.02 Certificates; Other Information	~~97~~121
6.03 Notices	~~100~~125
6.04 Payment of Obligations	~~101~~126
6.05 Preservation of Existence, Etc	~~101~~126
6.06 Maintenance of Properties	~~101~~126
6.07 Maintenance of Insurance	~~102~~127
6.08 Compliance with Laws	~~102~~128
6.09 Books and Records	~~102~~128
6.10 Inspection Rights	~~103~~128
6.11 Use of Proceeds	~~103~~129
6.12 Material Contracts	~~103~~129
6.13 Covenant to Guarantee Obligations	~~104~~129
6.14 Covenant to Give Security	~~104~~130
6.15 Further Assurances	~~105~~131
6.16 Anti-Corruption and Anti-Terrorism Laws	~~105~~132
6.17 Post Closing Deliverables	~~105~~132

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(continued)

Page
6.18 Accounts	~~106~~132
6.19 Inventory	~~107~~133
6.20 Equipment	~~107~~134
6.21 Location of Collateral	~~108~~134
6.22 Insurance of Collateral; Condemnation Proceeds; Protection of Collateral	~~108~~135
6.23 Defense of Title	~~109~~136
6.24 ~~Licenses~~Intellectual Property.	~~109~~136

ARTICLE VII NEGATIVE COVENANTS	~~109~~137

7.01 Liens	~~109~~137
7.02 Investments	~~112~~140
7.03 Indebtedness	~~113~~142
7.04 Fundamental Changes	~~115~~144
7.05 Dispositions	~~116~~145
7.06 Restricted Payments	146
7.07 Change in Nature of Business	147
7.08 Transactions with Affiliates	148
7.09 Burdensome Agreements	148
7.10 Use of Proceeds	149
7.11 Financial Covenants	~~119~~149
7.12 Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes	~~119~~149
7.13 Sale and Leaseback Transactions	150
7.14 Sanctions	150
7.15 Anti-Corruption Laws	150
7.16 ~~Reserved~~Amendments to Term Loan Debt	150
7.17 Prepayments, Etc. of Indebtedness	150
7.18 Subsidiaries	~~120~~150
7.19 Tax Consolidation	~~120~~151
7.20 Swaps	~~120~~151
7.21 Plans	151

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES	151

8.01 Events of Default.	151
8.02 Remedies upon Event of Default.	154
8.03 Application of Funds.	154
8.04 License	156

ARTICLE IX ADMINISTRATIVE AGENT AND COLLATERAL AGENT	156

9.01 Appointment and Authority.	156
9.02 Rights as a Lender	~~125~~157
9.03 Exculpatory Provisions.	157
9.04 Reliance by Administrative Agent.	158
9.05 Delegation of Duties	~~127~~159
9.06 Resignation of Administrative Agent	~~127~~159
9.07 Non-Reliance on Administrative Agent and Other Lenders.	161
9.08 No Other Duties, Etc.	161
9.09 Administrative Agent May File Proofs of Claim; Credit Bidding.	161

-iii-

(continued)

-iv-

BORROWER PREPARED SCHEDULES

Schedule 1.01(c)	Responsible Officers
Schedule 5.10	Insurance
Schedule 5.20(a)	Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments
Schedule 5.20(b)	Loan Parties
Schedule 5.21(b)	Intellectual Property
Schedule 5.21(c)	Documents, Instrument, and Tangible Chattel Paper
Schedule 5.21(d)(i)	Deposit Accounts & Securities Accounts
Schedule 5.21(d)(ii)	Electronic Chattel Paper & Letter-of-Credit Rights
Schedule 5.21(e)	Commercial Tort Claims
Schedule 5.21(f)	Pledged Collateral
Schedule 5.21(g)	Properties
Schedule 5.21(h)	Material Contracts
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Investments
Schedule 7.03	Existing Indebtedness
~~Schedule 7.05~~	~~Dispositions~~
Schedule 7.09	Burdensome Agreements
Schedule 7.11	Financial Covenants

ADMINISTRATIVE AGENT PREPARED SCHEDULES

Schedule 1.01(a)	Certain Addresses for Notices
Schedule 1.01(b)	Initial Commitments and Applicable Percentages
Schedule 1.01(d)	Existing Letters of Credit
Schedule 6.17	Post Closing Deliverables

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Joinder Agreement
Exhibit E	Form of Loan Notice
Exhibit F	Form of Permitted Acquisition Certificate
Exhibit G	Form of Revolving Note
Exhibit H	Form of Secured Party Designation Notice
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Swingline Loan Notice
Exhibit K	~~Form of Term Note~~[Intentionally Omitted]
Exhibit L	Form of Officer’s Certificate
Exhibit M	Forms of U.S. Tax Compliance Certificates
Exhibit N	Form of Funding Indemnity Letter
Exhibit O	Form of Landlord Waiver
Exhibit P	[Intentionally Omitted]
Exhibit Q	Form of Authorization to Share Insurance Information
Exhibit R	Form of Notice of Loan Prepayment

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of December 31, 2018, among Armstrong Flooring, Inc., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Loan Parties (as hereinafter defined) have requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Loan Parties in an aggregate amount of up to $~~100,000,000~~90,000,000, as of the ~~Second~~Third Amendment Effectiveness Date, and

WHEREAS, the Lenders, the Swingline Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Priority Collateral” means “ABL Priority Collateral” under and as defined in the Intercreditor Agreement.

“Account” has the meaning set forth in the UCC, in each case including all rights to payment for goods sold or leased, or for services rendered, whether or not they have been earned by performance.

“Account Debtor” has the meaning set forth in the UCC.

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“Adjustment Date” has the meaning specified in Section 3.04.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the collective reference to the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Syndication Agents, or any of them, as the context may require.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means ~~(a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term Lender’s Term Loans at such time, and (b) in respect of the Revolving Facility~~, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15. If the Commitment of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of Revolving Facility most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender ~~in respect of each Facility~~ is set forth opposite the name of such Lender on Schedule 1.01(b)

or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated ~~Net~~ Leverage Ratio), it being understood that the Applicable Rate for (a) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Loans”, (b) Revolving Loans that are Eurodollar Rate Loans shall be the percentage set forth under the column “Eurodollar Rate & Letter of Credit Fee”, (c) ~~that portion of the Term Loan comprised of Base Rate Loans shall be the percentage set forth under the column “Base Rate Loans”, (d) that portion of the Term Loan comprised of Eurodollar Rate Loans shall be the percentage set forth under the column “Eurodollar Rate & Letter of Credit Fee”, (e)~~ the Letter of Credit Fee shall be the percentage set forth under the column “Eurodollar Rate & Letter of Credit Fee”, and (~~f~~d) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

Applicable Rate
Level	Consolidated ~~Net~~ Leverage Ratio	Eurodollar Rate & Letter of Credit Fee	Base Rate Loans		Commitment Fee
1	< 1.25:1	2.75%	1.75%	~~0.75%~~	~~0.15%~~0.375%
2	≥ 1.25:1 but < 2.00:1	3.25%	2.25%	~~1.25%~~	~~0.20%~~0.375%
3	≥ 2.00:1 but < 2.50:1	3.50%	2.50%	~~1.50%~~	~~0.25%~~0.375%
4	≥ 2.50:1 but < 3.00:1	3.75%	2.75%	~~1.75%~~	~~0.30%~~ 0.50%
5	≥ 3.00:1	4.00%	3.00%	~~2.00%~~	~~0.35%~~ 0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated ~~Net~~ Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered; provided, further, that if the ratio of the Average Daily Availability to the Average Line Cap for the period covered by any Compliance Certificate delivered pursuant to Section 6.02(b) is less than 20.0%, then Pricing Level 5 shall apply, as of the first Business Day immediately following the date such Compliance Certificate is delivered, and shall remain in effect until the first Business Day following the date on which the next Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, ~~(a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b)~~ as of the ~~First~~Third Amendment Effectiveness Date, the initial Applicable Rate shall be the rate set forth in Level ~~2~~5 until the first Business Day immediately following the date a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 6.02(b) for the first full fiscal quarter to occur following the ~~First~~Third Amendment Effectiveness Date ~~to the Administrative Agent~~. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

~~The Applicable Rate set forth above shall be increased as, and to the extent, required by Section 2.16.~~

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to ~~any~~the Revolving Facility, a Revolving Lender that has a Commitment with respect to ~~such~~the Revolving Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders.

“Appraised Value” has the meaning ascribed to such term in the Term Loan Agreement as in effect on the Third Amendment Effectiveness Date.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means BofA Securities, Inc., in its capacity as a Lead Arranger.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Assignment of Claims Act” means, collectively, 31 U.S.C. § 3727 (Assignment of Claims) and 41 U.S.C. § 15 (Transfers of Contracts/Assignment of Claims; Assignment Not Subject to Reduction or Setoff).

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for ~~a~~the fiscal year ended December 31, 2017 (or such other fiscal year as specified) and the related Consolidated statements of income or operations, ~~shareholders’ equity~~Shareholders’ Equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Authorization to Share Insurance Information” means the authorization substantially in the form of Exhibit Q (or such other form as required by each of the Loan Party’s insurance companies).

“Availability” means the Borrowing Base minus the Total Revolving Outstandings.

“Availability Block” has the meaning ascribed to such term on Schedule 7.11

“Availability Period” means (a) in respect of the Revolving Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Facility, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserve” means the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Warranty Reserve; (d) the Dilution Reserve; (e) the Bank Product Reserve; (f) liabilities secured by Liens upon Collateral that are or may be senior to the Administrative Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (g) the Term Loan Pushdown Reserve; (h) the Availability Block; and (~~h~~i) additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

“AWP Purchase Agreement” means that certain Stock Purchase Agreement, dated as of November 14, 2018, by and between Armstrong Flooring, Inc. and Tarzan Holdco, Inc., in the form of the certified copy delivered to the Administrative Agent on the Closing Date (without giving effect to any amendment, modification (including, without limitation any updates to exhibits, annexes and schedules thereto) or any consent or waiver thereto by any party thereto, in each case, that is material and adverse to the interests of the Lenders, without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, delayed or conditioned).

“AWP Sale” the sale of all of the issued and outstanding shares of Armstrong Wood Products, Inc., including its direct and indirect wholly owned subsidiaries, pursuant to the terms of the AWP Purchase Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Product Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its sole discretion with respect to that portion of the Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving ~~Loan or a Term~~ Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means Armstrong Flooring, Inc., a Delaware corporation.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing, a Swingline Borrowing or a Term Borrowing, as the context may require.

“Borrowing Base” means, on any date of determination, an amount equal to the lesser of:

(a)        the aggregate Revolving Commitments; or

(b)        the sum of, without duplication:

(i)        the Value of Eligible Accounts of Account Debtors with a Corporate Rating of at least BBB- by S&P and Baa3 by Moody’s multiplied by the advance rate of 90%, plus

(ii)        the Value of Eligible Accounts of Account Debtors not covered by clause (a) above multiplied by the advance rate of 85%, plus

(iii)        the lesser of (i) 70% of the Value of Eligible Inventory and (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory, ~~plus~~

~~(iv)         during the M&E Availability Period, the M&E Sublimit as of such time, plus~~

~~(v)         100% of Eligible Pledged Cash of the Borrower,~~ minus

(iv)         ~~(vi)~~ all Availability Reserves, any change therein to become effective immediately upon notification thereof to the Borrower by the Administrative Agent.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deems appropriate in its Permitted Discretion to assure that the Borrowing Base is calculated in accordance with the terms of this Agreement.

Notwithstanding anything to the contrary in this Agreement, any Accounts, Inventory, Equipment, or other Property acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business or added to the Borrowing Base as a result of the addition of a new Borrower hereunder, in each case shall not be included in the calculation of the Borrowing Base until completion of applicable field examinations and appraisals (which shall not be included in any limits on the Borrower’s reimbursement obligations provided in Section 6.10) satisfactory to the Administrative Agent.

“Borrowing Base Report” means a report of the Borrowing Base, in form and substance satisfactory to the Administrative Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Businesses” means, at any time, a collective reference to the businesses operated by Borrower and its Subsidiaries at such time.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capital Stock Equivalents” means warrants, options or other rights for the purchase, acquisition or exchange of any items of Capital Stock (including through convertible securities).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means the delivery of cash to the Administrative Agent, as security for the payment of Secured Obligations, in an amount equal to (a) with respect to L/C Obligations, one hundred and five percent (105%) of the aggregate L/C Obligations, and (b) with respect to any inchoate, contingent or other Secured Obligations, the Administrative Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateral” has a correlative meaning.

“Cash Equivalents” means (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within twelve (12) months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within twelve (12) months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than thirty (30) days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine (9) months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, commercial credit and merchant card services (including purchasing cards and e-payables), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or any Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%)~~%~~ or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)        during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i)

above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)         a “change of control” or similar event, as defined in the Term Loan Agreement or any other Term Loan Document shall have occurred.

“China Facility” means that certain RMB 60 million line of credit extended by the Bank of China, Wujiang Branch to the Borrower, expiring on February 24, 2021.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each Joinder Agreement, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the ~~Administrative~~Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Bank of America in its capacity as collateral agent for the holders of the secured obligations identified in the Collateral Documents, and its successors and assigns in such capacity.

“Commitment” means a Term Commitment or a Revolving Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C by which the Borrower certifies ~~(a)~~ compliance with Section 7.11~~, and (b) from and after the earlier of (i) Consolidated Fixed Charge Coverage Ratio Stabilization Date, or (ii) December 31, 2021, calculation of the Consolidated Fixed Charge Coverage Ratio, regardless of whether a Financial Covenant Trigger Period is in effect~~ and the other matters contained therein.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated Borrowing Base Report” means a report setting forth each of the Borrowing Base and the Term Loan Borrowing Base, in form and substance satisfactory to the Administrative Agent.

“ Consolidated Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, all Capital Expenditures.

“Consolidated Cash Flow” means, for any period, (a) Consolidated EBITDA for such period, minus (b) Consolidated Capital Expenditures (except those financed with Indebtedness for borrowed money other than Loans) for such period, minus (c) the aggregate amount of federal, state and local income taxes paid in cash during such period, minus (d) cash payments pertaining to the Borrower’s U.S. post-retirement defined benefit plan that were not included in calculating Consolidated Net Income for such period, minus (e) Consolidated Interest Charges to the extent paid in cash during such period, minus (f) the aggregate principal amount of all redemptions or similar acquisitions for value of outstanding Indebtedness for borrowed money or regularly scheduled principal payments with respect to any Indebtedness for borrowed money, in each case during such period (excluding, for the avoidance of doubt, voluntary payments or principal prepayments of the Revolving Facility except if in conjunction with a reduction in the Revolving Commitments).

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP,

(a)        Consolidated Net Income for the most recently completed Measurement Period plus

(b)        the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, and (iv) non-cash expenses and losses relating to pensions (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods)~~, (v) one-time non-recurring cost initiative charges embedded in cost of goods sold paid in (but only cash charges) and which taken together with cost initiative charges embedded in selling, general and administrative expenses described in clause (vi) below shall be limited to $2,250,000 in any Measurement Period, (vi) one-time cost initiative charges embedded in selling, general and administrative expenses (but only cash charges) and which taken together with cost initiative charges embedded in cost of goods sold described in clause (v) above shall be limited to $2,250,000 in any Measurement Period, provided that the sum of (vi) and (v) above shall not comprise more than 12.5% of Consolidated EBITDA, (vii) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other~~

~~equity-based awards to the directors, officers and employees of the Borrower and its Subsidiaries, and (viii) other non-cash items (including (A) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FAS 52 and (B) any increase in costs of sales as a result of the step-up in inventory valuation to the extent non-cash and any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting and accounting for debt restructuring (including gains or losses from debt modification or extinguishment) in relation to the transactions occurring on the Second Amendment Effectiveness Date incurred no later than 180 days after the Second Amendment Effectiveness Date or any acquisition that is consummated after the Second Amendment Effectiveness Date reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period~~, less

(c)        from and after the earlier of (i) Consolidated Fixed Charge Coverage Ratio Stabilization Date, or (ii) December 31, ~~2021~~2022, cash payments pertaining to the Borrower’s U.S. post-retirement defined benefit plan that were not included in calculating Consolidated Net Income, less

(d)        without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period, non-cash gains relating to pensions (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods), provided that if any non-cash expenses or income related to pensions in the current accounting period are ever paid for or received in cash in a future accounting period, the Consolidated EBITDA for the future accounting period will reflect the associated increase or decrease from receipt or payment.

~~Notwithstanding the foregoing, Consolidated EBITDA for the Borrower and its Subsidiaries for each fiscal quarter ending as of the date set forth below shall be deemed to be equal to the amount set forth immediately to the right of such date:~~

~~Month~~	~~Consolidated EBITDA~~
~~fiscal quarter ending March 31, 2019~~	~~$(3,600,000)~~
~~fiscal quarter ending June 30, 2019~~	~~$15,600,000~~
~~fiscal quarter ending September 30, 2019~~	~~$6,641,000~~

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA, less (ii) the aggregate amount of all Consolidated Capital Expenditures (except those financed with ~~Borrowed Money~~Indebtedness for borrowed money other than Loans), less (iii) the aggregate amount of federal, state, local and foreign income taxes paid in cash, to (b) the sum of (i) Consolidated Interest Charges to the extent paid in cash, plus (ii) the aggregate principal amount of all redemptions or similar acquisitions for value of outstanding debt for borrowed money or regularly scheduled principal payments (excluding, for the avoidance of doubt, voluntary payments or principal prepayments of the Revolving Facility except if in conjunction with a reduction in the Revolving Commitments), plus (iii) Restricted Payments ~~(other than Permitted Share Repurchases consummated in the fiscal year ending December 31, 2019)~~, in each case, of or by the Borrower and its Subsidiaries for the most recently completed Measurement Period.

“Consolidated Fixed Charge Coverage Ratio Stabilization Date” means the first date occurring after ~~the Second Amendment Effectiveness Date~~March 31, 2023, that the Administrative Agent shall have received a certificate of ~~an authorized officer~~a Responsible Officer of the Borrower demonstrating that the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries as of the end of the most recently ended Measurement Period was at least 1.00 to 1.00 for two (2) consecutive quarters.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Secured Obligations and all obligations under the ~~Senior Credit Facility~~Term Loan Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ~~ordinary course~~Ordinary Course of ~~business~~Business ); (d) the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ~~ordinary course~~Ordinary Course of ~~business~~Business); (f) all Attributable Indebtedness; (g) all preferred stock or other Equity Interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date; (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (i) the Swap Termination Value, if any, under any Swap Contract; (j) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (i) above of Persons other than the Borrower or any Subsidiary; and (k) all Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the

Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period.

“Consolidated ~~Net~~ Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date~~, less the amount of cash denominated in U.S. Dollars on deposit in the United States in accounts in an amount not to exceed $25,000,000~~, to (b) Consolidated EBITDA for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Subsidiaries on a Consolidated basis before discontinued operations for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso). For the avoidance of doubt, gains from the sale of any real property will not be included in Consolidated Net Income.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Corporate Ratings”) of the corporate credit rating or corporate family rating of any Person.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (a) the value of the Equity Interests of the Borrower or any Subsidiary to be transferred in connection with such Acquisition, (b) the amount of any cash and fair market value of other property (excluding property described in clause (a) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (c) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (d) all additional purchase price amounts in the form of earn-outs and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (e) all amounts paid in respect of covenants not to compete and consulting agreements that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (f) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Borrower shall be valued in accordance with GAAP.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.03.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative

Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory is the subject of any comprehensive Sanction.

“Dilution Percent” means the percent, determined for the Borrower for the most recent fiscal quarter, equal to (a) bad debt write-downs or writeoffs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to the Borrower’s Accounts, divided by (b) gross sales of the Borrower.

“Dilution Reserve” means the aggregate amount of reserves, as established by the Administrative Agent from time to time, in an amount equal to the sum of (a) with respect to Eligible Accounts of Account Debtors with a Corporate Rating of Ba1 or BB+ or below or without a Corporate Rating, the Value of such Eligible Accounts multiplied by the Borrower’s Dilution Percent (or such other calculation procedure as may be agreed by the Administrative Agent and the Borrower), plus (b) with respect to all other Eligible Accounts, the Value of such Eligible Accounts multiplied by the sum of (i) the Dilution Percent used in clause (a) plus (ii) 2.5%.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by Borrower or any of its Subsidiaries (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division, but excluding: (a) the Permitted Transfers; (b) ~~[reserved]; (c) the sale, lease, license, transfer or other disposition of machinery, equipment or other Property no longer used or useful in the conduct of business; (d)~~ any sale, lease, license, transfer or other disposition of Property to any Loan Party; (~~e~~c) any Disposition to the extent constituting a Permitted Investment; ~~(f~~and (d) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to Borrower or any of its Subsidiaries~~; (g) dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of~~

~~similar replacement equipment or property, or (ii) the proceeds of such disposition are applied to the purchase price of such replacement equipment or property in the period required under Section 2.05(b)(i); (h) [reserved]; (i) [reserved]; (j) dispositions set forth on Schedule 7.05; and (h) Involuntary Dispositions~~.

“Division” means the creation of one or more new limited liability companies by means of any statutory division of a limited liability company pursuant to any applicable limited liability company act or similar statute of any jurisdiction. “Divide” shall have a meaning correlative to the foregoing.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Dominion Account” means a special account established by the Borrower at Bank of America or a bank acceptable to the Administrative Agent, over which the Administrative Agent has exclusive control for withdrawal purposes.

“Dominion Trigger Period” means the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability at any time is less than the greater of (A) $~~10,000,000~~13,500,000 and (B)  ~~10~~15% of the Line Cap ~~for a period of five (5) consecutive days~~, and (b) continuing until the date that, at all times during each of the preceding 30 consecutive days, both (i) no Event of Default has occurred or been continuing and (ii) Availability has been greater than the greater of (A) $~~10,000,000~~13,500,000 and (B)  ~~10~~15% of the Line Cap ~~at all times~~ (provided that Dominion Trigger Periods shall not end more than three times in any calendar year).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account” means an Account owing to the Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by the Administrative Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be a Eligible Account if (a) it is unpaid for more than sixty (60) days after the original due date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) (i) except with respect to Accounts of Home Depot, Lowes Home Improvement and The Belknap White Group, Inc., when aggregated with other Accounts owing by the Account Debtor, it exceeds 10% of the aggregate Eligible Accounts (or such higher percentage as the Administrative Agent may establish for the Account Debtor from time to time), (ii) with respect to Accounts of Home Depot or Lowes Home Improvement, when the Accounts owing by such Account Debtors are aggregated with all other Accounts owing by such Account Debtor and its Affiliates, it exceeds 35% of the aggregate Eligible Accounts and (iii) with respect to Accounts of The Belknap White Group, Inc., when the Accounts owing by The Belknap White Group, Inc. are aggregated with all other Accounts owing by The Belknap White Group, Inc. and its Affiliates, it exceeds 25% of the aggregate Eligible Accounts; (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) a proceeding under any Debtor Relief Law has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is the target of any Sanction or on any specially designated nationals list maintained by OFAC; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside of the United States, unless the Account is supported by a letter of credit (delivered to and directly drawable by the Administrative Agent) or credit insurance satisfactory in all respects to the Administrative Agent; (h) it is owing by a Governmental Authority, unless (i) the Account Debtor is the U.S. or any department, agency or instrumentality thereof and the Account has been assigned to the Administrative Agent in compliance with the federal Assignment of Claims Act or (ii) such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent and which is in the possession of the Administrative Agent; (i) it is not subject to a duly perfected, first priority Lien in favor of the Administrative Agent, or is subject to any other Lien; (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; (o) it has not been billed to the applicable Account Debtor; (p) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; or (q) it constitutes a “memo billing” or similar arrangement for Inventory or other goods shipped to a distributor (regardless of whether such distributor, Home Depot or Lowes Home Improvement or other Person is listed as the Account Debtor) resulting in an offset against receivables on the balance sheet of the Borrower for all or any portion of the Inventory or goods so shipped.

In calculating delinquent portions of Accounts under clauses (a) and (b), (i) credit balances of Home Depot and Lowes Home Improvement of more than ninety (90) days after the original due date shall be excluded and (ii) with respect to any other Account Debtors, credit balances of more than sixty (60) days after the original due date shall be excluded.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Inventory” means Inventory owned by the Borrower that the Administrative Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is goods that are first quality work-in-process approved by Agent, finished goods or raw materials, and not packaging or shipping materials, labels, samples, display items or bags; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person that is the target of any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein and in the other Loan Documents; (g) is subject to the Administrative Agent’s duly perfected, first priority Lien, and no other Lien; (h) is at a Permitted Inventory Location within the United States (including any state or commonwealth thereof), is not in transit except between locations of the Borrower and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts the Borrower’ or the Administrative Agent’s right to dispose of such Inventory, unless the Administrative Agent has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (l) it does not consist of any purchase price variance.

~~“Eligible Machinery and Equipment” means all Equipment of the Borrower reflected in the most recent Borrowing Base Certificate, except any Equipment with respect to which any of the exclusionary criteria set forth below applies (unless Agent in its Permitted Discretion elects to include such Equipment). No Equipment shall be Eligible Machinery and Equipment if:~~

~~(a) the Borrower does not have good, valid and marketable title thereto; or~~

~~(b) such Equipment is not located in the United States; or~~

~~(c) such Equipment is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower; provided, that Equipment situated at a location not owned by a Loan Party will be Eligible Machinery and Equipment if the Administrative Agent has received a Lien Waiver with respect to such location (and, if no such Lien Waiver has been received with respect to such location, such Equipment may nevertheless be Eligible Machinery and Equipment in the Permitted Discretion of the Administrative Agent but the Administrative Agent may impose Rent and Charges Reserves with respect to such location); or~~

~~(d) it is not at all times subject to the Administrative Agent’s duly perfected first-priority security interest or is subject to a Lien that is not a Permitted Lien; or~~

~~(e) it is obsolete, unmerchantable or is not in good working condition; or~~

~~(f) it is damaged or defective and is not repairable; or~~

~~(g) it is located at an outside repair facility (unless payables in respect thereof are reserved); or~~

~~(h) it is not serviced or maintained in accordance with industry standards; or~~

~~(i) it does not conform in all material respects to any covenants, warranties and representations set forth in this Agreement; or~~

~~(j) it does not meet in all material respects all standards imposed by any applicable Governmental Authority; or~~

~~(k) it is not used or held for sale in the ordinary course of the Borrower’s business;~~

~~(l) it is not covered by casualty insurance reasonably acceptable to the Administrative Agent; or~~

~~(m) it constitutes a “Fixture” under the applicable laws of the jurisdiction in which such Equipment is located.~~

~~If any Equipment at any time ceases to be Eligible Machinery and Equipment for any reason (including any permitted Disposition thereof), such Equipment shall promptly be excluded from the calculation of the Borrowing Base.~~

~~“Eligible Pledged Cash” means at any date of determination thereof, 100% of the unrestricted cash of the Borrower at such date that does not constitute operating cash of the Borrower, is segregated from operating and other cash of the Borrower and its Subsidiaries, is on deposit in one or more Eligible Pledged Cash Accounts, and is subject to a duly perfected first priority Lien in favor of the Administrative Agent.~~

~~“Eligible Pledged Cash Account” means each special account established in the United States by a Borrower at Bank of America and which is designated as an “Eligible~~

~~Pledged Cash Account” on Schedule 1.01 or otherwise designated by Agent as an “Eligible Pledged Cash Account” in its Permitted Discretion; provided that not more frequently than once per month, the Borrower may, upon not less than two (2) Business Days prior written notice to the Administrative Agent, decrease the amount of Eligible Pledged Cash by withdrawing cash from its respective Eligible Pledged Cash Account(s), if immediately before such withdrawal no Default or Event of Default exists or would exist after giving effect thereto, prior to and after giving effect to such withdrawal, Availability shall not be less than zero, the Borrower deliver a Borrowing Base Certificate to the Administrative Agent reflecting solely the change in the Borrowing Base, after giving effect to such withdrawal, and the Borrowing Base shall be reduced immediately upon such withdrawal.~~

“Environmental Agreement” means each agreement of the Loan Parties with respect to any ~~Eligible~~ Mortgaged Property, pursuant to which the Loan ~~Agreement~~Parties agree to indemnify and hold harmless the Administrative Agent and other Secured Parties from liability under any Environmental Laws, each in form and substance reasonably acceptable to the Administrative Agent.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equipment” means all “equipment” as defined in the UCC and includes all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other fixed assets owned by the Borrower and used or held for sale by the Borrower in the ~~ordinary course of its business~~Ordinary Course of Business, whether now owned or hereafter acquired by the Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

~~“Equipment Appraisal” means (a) on the Second Amendment Effectiveness Date, with respect to machinery and equipment, Hilco Valuation Services’ report dated~~

~~November 18, 2019, or (b) a replacement Equipment appraisal delivered pursuant to Section 6.10 hereof, whichever is in effect as of such date.~~

“Equity Interests” means, with respect to any Person, any Capital Stock or Capital Stock Equivalents of such Person.

“Equity Issuance” means, any issuance by any Loan Party or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, and (d) any issuance by the Borrower of its Equity Interests as consideration for a Permitted Acquisition. The term “Equity Issuance” shall not be deemed to include any Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the per annum rate of interest determined by the Administrative Agent at or about 11:00 a.m. (London time) two (2) Business Days prior to an interest period, for a term equivalent to such period, equal to the London interbank offered rate (“LIBOR”), or comparable or successor rate approved by Administrative Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Administrative Agent from time to time); provided, that, any comparable or successor rate shall be applied by the Administrative Agent, if administratively feasible, in a manner consistent with market practice; and ~~provided further, that, in no event shall the Eurodollar Rate be less than zero; and~~

(b) for ~~an Interest Period~~any interest calculation with respect to a Base Rate Loan on any date, a per annum rate equal to the greater of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; (b) the Federal Funds Rate for such day, plus one-half percent (0.50%); or (c) LIBOR for a thirty (30) day interest period as of such day, plus one percent (1.0%);

provided, that, in no event shall the ~~Base~~Eurodollar Rate be less than ~~zero~~one percent (1.0%).

“Eurodollar Rate Loan” means a Revolving ~~Loan or a Term~~ Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

~~“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property, (b) unless requested by the Administrative Agent or the Required Lenders, any Intellectual Property for which a perfected Lien thereon is not effected either by filing of a UCC financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) the Equity Interests of any Foreign Subsidiary of any Loan Party to the extent not required to be pledged to secure the Secured Obligations pursuant to the Collateral Documents and (d) any property which, subject to the terms of Section 7.03(e), is subject to a Lien pursuant to documents that prohibit such Loan Party from granting any other Liens in such property.~~

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.01(d).

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ~~ordinary course~~Ordinary Course of ~~business~~Business , including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds of Involuntary Dispositions), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

~~“Facility” means the Term Facility or the Revolving Facility, as the context may require.~~

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations (other than contingent indemnification obligations) have been indefeasibly paid in full in cash, including any interest, fees and other charges accruing during a proceeding under any Debtor Relief Law (whether or not allowed in the proceeding), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means (a) the weighted average per annum interest rate on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if the rate is not so published, the average per annum rate (rounded up to a whole multiple of 1/100 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by the Administrative Agent; provided, that, in no event shall the Federal Funds Rate be less than zero.

“Fee Letter” means the letter agreement, dated December 3, 2018, between the Borrower, the Administrative Agent and the Arranger.

“Financial Covenant Trigger Period” means, from and after ~~the earlier of (a) Consolidated Fixed Charge Coverage Ratio Stabilization Date, or (b) December~~March 31, ~~2021~~2023, any period (x) commencing on any day that (i) an Event of Default occurs or (ii) Availability at any time is less than the greater of (A) $~~12,500,000~~11,250,000 and (B) 12.5% of the Line Cap, and (y) continuing until the date that, at all times during each of the preceding 30 consecutive days, both (i) no Event of Default has occurred or been continuing and (ii) Availability has been greater than the greater of (A)  $~~12,500,000~~11,250,000 and (B) 12.5% of the Line Cap ~~at all times~~.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of November 1, 2019 by and among the Administrative Agent, the Borrower, the other Loan Parties and each Lender party thereto.

“First Amendment Effectiveness Date” means November 1, 2019.

“First Amendment Fee Letter” has the meaning set forth in Section 2.09(b).

“Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“FLSA” means the Fair Labor Standards Act of 1938.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Loan Party or Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, the principal amount of all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money Indebtedness;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ~~ordinary course~~Ordinary Course of ~~business~~Business);

(d) all obligations arising under standby letters of credit and similar obligations that back obligations that would constitute Indebtedness (but specifically excluding those that support performance obligations);

(e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ~~ordinary course~~Ordinary Course of ~~business~~Business and other than obligations with respect to compensation in each case that are not past due for more than ninety (90) days);

(f) all Attributable Indebtedness;

(g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments;

(h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j) all Funded Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer and has liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, except as provided in clause (d) above, obligations arising under letters of credit and similar instruments shall not constitute Funded Indebtedness.

“Funding Indemnity Letter” means a funding indemnity letter, substantially in the form of Exhibit N.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to the terms of the Credit Agreement.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantors” means, collectively, (a) the Subsidiaries of the Borrower as are or may from time to time become parties to this Agreement pursuant to Section 6.13, and (b) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower.

“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.13.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VI or VII, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Honor Date” has the meaning set forth in Section 2.03(c).

~~“Increase Effective Date” has the meaning set forth in Section 2.16(d).~~

~~“Incremental Availability” has the meaning set forth in Section 2.16(a).~~

~~“Incremental Increase” has the meaning set forth in Section 2.16(a).~~

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) the Swap Termination Value of any Swap Contract;

(c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, and has liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Inspection Trigger Event” means either (a) an Event of Default occurs or (b) Availability at any time is less than the greater of (i)  $~~20,000,000~~18,000,000 and (ii) 20.0% of the Line Cap for a period of five (5) consecutive days.

“Insurance Subsidiary” means a Subsidiary established by Borrower or any of its Subsidiaries for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by Borrower or any of its Subsidiaries or joint ventures or to insure unrelated businesses, provided that such unrelated business premiums do not exceed 35% of the annual premiums collected by such Subsidiary.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Intercompany Debt” means intercompany indebtedness among any of the Borrower and its Subsidiaries.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Third Amendment Effectiveness Date, by and between the Administrative Agent and the Term Loan Agent, and acknowledged by the Loan Parties.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date ~~of the Facility under which such Loan was made~~; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swingline Loan, the first calendar day of each April, July, October and January and the Maturity Date ~~of the Facility under which such Loan was made~~ (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date thirty (30), sixty (60), ninety (90) or, if available from all Lenders, one hundred eighty (180) days thereafter (in each case, subject to availability), as selected by the Borrower Agent in its Loan Notice; provided that:

(a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a Eurodollar Rate Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of the ending month, then the Interest Period shall expire on such month’s last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next succeeding Business Day, unless the result of such extension would be to extend such payment into another calendar month, in which case such payment shall be made on the next preceding Business Day; and

(c) no Interest Period shall extend beyond the Maturity Date ~~of the Facility under which such Loan was made~~.

“Inventory” has the meaning set forth in the UCC or any other Applicable Law, as applicable, including all goods intended for sale, lease, display or demonstration; all goods provided under a contract for services; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, transformation, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Loan Party’s business (but excluding Equipment).

“Inventory Appraisal” means (a) on the Second Amendment Effectiveness Date, Hilco Valuation Services’ report dated November 27, 2019 (as of September 30, 2019), and (b) thereafter, the most recent Inventory appraisal conducted by an independent appraisal firm reasonably acceptable to the Administrative Agent and delivered pursuant to Section 6.10 hereof.

“Inventory Reserve” means reserves established by the Administrative Agent in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including, without duplication of eligibility criteria, change in salability, slow moving, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested, as determined at the time of each such Investment, without adjustment for subsequent increases or decreases in the value of such Investment, net of (i) any return representing a return of capital with respect to such Investment and (ii) any dividend, distribution or other return on capital with respect to such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered in accordance with the provisions of Section 6.13.

“Landlord Waiver” means a landlord or warehouse waiver substantially in the form of Exhibit O.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arrangers” means (a) the Arranger and (b) JPMorgan Chase Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any standby or documentary letter of credit, foreign guarantee, bankers acceptance, or similar instrument issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect for the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.04.

“License” means any license or agreement under which any Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Licensor” means any Person from whom any Loan Party obtains the right to use any Intellectual Property under a License.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Lien Waiver” means an agreement, in form and substance satisfactory to the Administrative Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and allows the Administrative Agent to enter the premises and remove, store and dispose of Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver Collateral to the Administrative Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver Collateral to the Administrative Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to the Administrative Agent the right, vis-à-vis such Licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

“Line Cap” means the lesser of (a) the Borrowing Base or (b) the Revolving Facility.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a ~~Term Loan,~~ a Revolving Loan or a Swingline Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Intercreditor Agreement, (f) the Fee Letter, each First Amendment Fee Letter ~~and~~, each Second Amendment Fee Letter and each Third Amendment Fee Letter, (~~f~~g) each Issuer Document, (~~g~~h) each Joinder Agreement, (~~h~~i) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 and (~~i~~j) all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement); provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement, the Guaranty and the Collateral Documents.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loan Year” means each 12 month period commencing on the Closing Date or an anniversary thereof.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

~~“M&E Availability Period” means the period commencing on the Second Amendment Effective Date and ending on the first to occur of (a) the Maturity Date and (b) the date that the Borrower has delivered irrevocable notice to the Administrative Agent of its election to cancel 100% of the portion of the Borrowing Base based on Eligible Machinery and Equipment.~~

~~“M&E Cap” means $10,000,000, as such amount is reduced quarterly after the first anniversary of the Second Amendment Effective Date amortizing on a seven year straight-line basis; provided, however, that if a new Equipment Appraisal is obtained in accordance with Section 6.10, the M&E Cap shall be reset to $25,000,000 and such amount shall thereafter reduce quarterly after such appraisal date amortizing on a seven year straight-line basis.~~

~~“M&E Sublimit” means as of any date of determination, the lesser of (a) 85% of the M&E Value as of such date and (b) the M&E Cap as of such date.~~

~~“M&E Value” means the Value of Eligible Machinery and Equipment based upon the Equipment Appraisal delivered on or prior to the Second Amendment Effective Date, as such amount is reduced quarterly after the Second Amendment Effective Date amortizing on a seven year straight-line basis; provided, however, that if a new Equipment Appraisal is obtained in accordance with Section 6.10, the M&E Value shall be reset to~~

~~reflect the results of such appraisal and such amount shall thereafter reduce quarterly after such appraisal date amortizing quarterly on a seven year straight-line basis.~~

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower, individually, or of the Loan Parties, taken as a whole, to perform its or their respective obligations under any Loan Document to which it is or they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

~~“Material Domestic Subsidiary” means any Domestic Subsidiary of Borrower that individually, or together with its Subsidiaries on a consolidated basis, has assets of more than $1,000,000; provided, that in no event shall any Insurance Subsidiary constitute a Material Domestic Subsidiary.~~

“Material Contract” means~~,~~ (a) the Term Loan Agreement and (b) with respect to any Person, each contract or agreement (~~a~~i) to which such Person is a party involving aggregate consideration payable to or by such Person of $3,500,000 or more in any year ~~or~~, (~~b~~ii) otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person or (~~c~~iii ) any other contract, agreement, permit or license, written or oral, of the Borrower and its Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

“Material Domestic Subsidiary” means any Domestic Subsidiary of Borrower that individually, or together with its Subsidiaries on a consolidated basis, has assets of more than $1,000,000; provided, that in no event shall any Insurance Subsidiary constitute a Material Domestic Subsidiary.

“Maturity Date” means the earlier of (a) ~~with respect to the Revolving Facility,~~ December 31, 2023 ~~and~~or (b) ~~with respect~~61 days prior to the maturity of the Term ~~Facility, December 31, 2023~~Loan Debt (except that in the case of a voluntarily payment in full of the Secured Obligations (and termination of the Revolving Commitments) and Term Loan Debt, the “Maturity Date” shall be the same as the maturity of the Term Loan Debt); provided~~, however~~, that~~, in each case,~~ if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means (a) for the purpose of determining compliance as of September 30, 2020, the most recently completed three (3) fiscal quarters of the Borrower ending September 30, 2020, and (b) at all times thereafter, at any date of determination, the most recently completed four (4) fiscal quarters of the Borrower ~~or, if fewer than four (4) consecutive fiscal quarters of the Borrower have been completed since the Closing Date, the fiscal quarters of the Borrower that have been completed since the Closing Date~~.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means each fee mortgage, deed of trust or deed to secure debt executed by a Loan Party that grants a Lien to the Collateral Agent (or a trustee for the benefit of the Collateral Agent), for the benefit of the Secured Parties, in any Mortgaged Property.

“Mortgaged Property” means all Real Property owned by a Loan Party with respect to which such Loan Party has delivered a Mortgage and all Mortgaged Property Support Documents. As of the Second Amendment Effectiveness Date, there are no Mortgaged Properties.

“Mortgaged Property Support Documents” means, with respect to any Real Property to be encumbered by a Mortgage in accordance with the terms of this Agreement:

(a) a fully executed and notarized Mortgage encumbering the fee interest of a Loan Party in such Real Property;

(b) if requested by the Collateral Agent in its sole discretion, maps or plats of an as-built survey of the sites of such Real Property certified to the Collateral Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Collateral Agent and such title insurance company, dated a date satisfactory to each of the Collateral Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy;

(c) ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Collateral Agent with respect to such Real Property, assuring the Collateral Agent that the Mortgage covering such Real Property creates a valid and enforceable first priority mortgage lien on such Real Property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance satisfactory to the Collateral Agent and shall include such endorsements as are reasonably requested by the Collateral Agent;

(d) all information requested by any Lender for its due diligence pursuant to Flood Laws evidence (no later than forty-five (45) days prior to the date any such Real Property is to become Mortgaged Property);

(e) without limiting clause (d), as to (i) whether such Real Property is a Flood Hazard Property, and (ii) if such Real Property is a Flood Hazard Property, (A) whether the community in which such Real Property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Collateral Agent (1) as to the fact that such Real Property is a Flood Hazard Property, and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (C) copies of insurance policies or certificates of insurance of the Loan Parties and each Subsidiary evidencing flood insurance sufficient for compliance with Flood Laws and otherwise satisfactory to the Collateral Agent and Lenders and naming the Collateral Agent and its successors and/or assigns as sole loss payee on behalf of the Secured Parties;

(f) an opinion of legal counsel to the Loan Party granting the Mortgage on such Real Property, addressed to the Collateral Agent and each Lender, in form and substance reasonably acceptable to the Collateral Agent;

(g) an environmental assessment, prepared by environmental engineers acceptable to the Collateral Agent, and accompanied by such reports, certificates, studies or data as the Collateral Agent may reasonably require, which shall all be in form and substance satisfactory to Required Lenders; ~~and~~

(h) an Environmental Agreement and such other documents, instruments or agreements as the Collateral Agent may reasonably require with respect to any environmental risks regarding such Real Property;

(i) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Collateral Agent may reasonably require with respect to other Persons having an interest in the Real Property; and

(j) the applicable Loan Party shall have delivered such other information and documents as may be reasonably requested by the Collateral Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Equity Issuance, Debt Issuance, or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Equity Issuance, Debt Issuance, or Involuntary Disposition.

~~“New Lenders” has the meaning set forth in Section 2.16(c).~~

“NOLV Percentage” means the net orderly liquidation value of Inventory ~~or Equipment~~, expressed as a percentage of Value, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent Inventory Appraisal ~~or Equipment Appraisal, as applicable,~~ approved by the Administrative Agent.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

~~“Note” means a Term Note or a Revolving Note, as the context may require.~~

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit R or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate substantially the form of Exhibit L or any other form approved by the Administrative Agent.

“Operating Facilities” means, at any time, a collective reference to the facilities and ~~real properties~~Real Properties owned, leased or operated by Borrower or any of its Subsidiaries.

“Ordinary Course of Business” means the ordinary course of business of the Borrower or any other Loan Party, undertaken in good faith and consistent with applicable Law and past practices.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section ~~3.06~~3.07).

“Outstanding Amount” means (a) with respect to ~~Term Loans,~~ Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of ~~Term Loans,~~ Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts~~. The Outstanding Amount of all Term Loans as of the Second Amendment Effectiveness Date is $0.00~~.

“Overadvance” means the amount by which the Total Revolving Outstandings exceeds the Borrowing Base at any time.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Payment Conditions” means, with respect to any Acquisition, Investment or Restricted Payment, the satisfaction of the following conditions:

(a) as of the date of any such Acquisition, Investment or Restricted Payment and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(b) either (i) (A) the Consolidated Fixed Charge Coverage Ratio (calculated after giving Pro Forma Effect to such Acquisition, Investment or Restricted Payment, as applicable) as of the end of the most recently ended 12 month period prior to the making of such Acquisition, Investment or Restricted Payment, as applicable, shall be at least 1.00 to 1.00 and (B) Availability (after giving Pro Forma Effect to such Acquisition, Investment or Restricted Payment, as applicable) on the date of such Acquisition, Investment or Restricted Payment, as applicable, and during the thirty (30) consecutive day period ending on and including the date of such Acquisition, Investment or Restricted Payment, as applicable, shall be greater than the greater of (i)  $~~15,000,000~~13,500,000 and (ii) 15.0% of the Line Cap; or (ii) Availability (after giving Pro Forma Effect to such Acquisition, Investment or Restricted Payment, as applicable) on the date of such Acquisition, Investment or Restricted Payment, as applicable, and during the thirty (30) consecutive day period ending on and including the date of such Acquisition, Investment or Restricted Payment, as applicable, shall be greater than the greater of (i)  $~~20,000,000~~18,000,000 and (ii) 20.0% of the Line Cap; and

(c) the Lender shall have received a certificate of an authorized officer of the Borrower on the date of such Acquisition, Investment or Restricted Payment, as applicable, certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

(a) no Default or Event of Default shall then exist or would exist after giving effect thereto;

(b) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the Acquisition on a Pro Forma Basis (including, without limitation and without duplication, any cash earnest money deposits and any escrow deposits, delayed purchase price payments or payment of the maximum amount of any earnout or similar obligations), (i) the Loan Parties are in Pro Forma Compliance and (ii) the Consolidated ~~Net~~ Leverage Ratio shall be no more than 2.50 to 1.0 (calculated using the same Measurement Period used to determine Pro Forma Compliance in accordance with the preceding clause (i));

(c) the Administrative Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such Acquisition) a ~~first priority~~ perfected security interest having the priority set forth in the Intercreditor Agreement in all property (including, without limitation, Equity Interests) acquired with respect to the Target in accordance with the terms of Section 6.14 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 6.13;

(d) the Administrative Agent and the Lenders shall have received not less than thirty (30) days prior to the consummation of any such Acquisition (i) a description of the material terms of such Acquisition, (ii) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two (2) most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (iii) Consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Acquisition), and (iv) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition, a Permitted Acquisition Certificate, executed by a Responsible Officer of the Borrower certifying that such Permitted Acquisition complies with the requirements of this Agreement;

(e) [reserved];

(f) such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target; and

(g) after giving effect to such Acquisition and any Borrowings made in connection therewith, the Payment Conditions are satisfied;

provided that, in no event shall any Permitted Acquisition occur ~~during the period from the First Amendment Effectiveness Date~~ until the Consolidated Fixed Charge Coverage Ratio Stabilization Date.

“Permitted Acquisition Certificate” means a certificate substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Permitted Discretion” means a determination made in good faith in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.

“Permitted Investments” means, at any time, Investments by the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 7.02.

“Permitted Liens” has the meaning set forth in Section 7.01.

~~“Permitted Share Repurchases” means the repurchase of shares of the Borrower and the payment of dividends from time to time during the first 18 months following the Closing Date in an aggregate amount of up to $100,000,000 so long as the Payment Conditions are satisfied; provided that, in no event shall any Permitted Share Repurchases occur during the period from the First Amendment Effectiveness Date until the Consolidated Fixed Charge Coverage Ratio Stabilization Date.~~

“Permitted Transfers” means (a) Dispositions of ~~inventory~~Inventory in the ~~ordinary course~~Ordinary Course of ~~business~~Business; (b) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) non-exclusive licenses~~,~~ and sublicenses~~, leases or subleases granted to others not interfering in any material respect with the business of the Borrower~~ of Intellectual Property entered into in the Ordinary Course of Business; and ~~its Subsidiaries;~~ (e) the sale or disposition of Cash Equivalents for fair market value~~; and (f) the sale or disposition of obsolete or unused equipment and other assets in the ordinary course of business~~.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the pledge agreement, dated as of the Closing Date, executed in favor of the Collateral Agent by each of the Loan Parties

“Pledged Collateral” has the meaning specified in the Pledge Agreement.

“Pro Forma Basis” and “Pro Forma Effect” means, for any Disposition of all or substantially all of a division or a line of business, or for any Acquisition, or for any Restricted Payment, whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 7.11, each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant Measurement Period, and the following pro forma adjustments shall be made:

(a) in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period;

(b) in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period;

(c) interest accrued during the relevant Measurement Period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period; and

(d) any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable Measurement Period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period.

“Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed Measurement Period to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant Measurement Period.

“Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

“Protective Advance” has the meaning specified in Section 2.02(h).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

~~“Public Market” shall exist if (a) a Public Offering has been consummated and (b) any Equity Interests of the Borrower have been distributed by means of an effective registration statement under the Securities Act.~~

~~“Public Offering” means a public offering of the Equity Interests of the Borrower pursuant to an effective registration statement under the Securities Act.~~

“Purchase Money Liens” has the meaning specified in Section 7.01(i).

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary ~~and~~, the Administrative Agent and the Term Loan Agent, which agreement is in form and substance acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Real Property” ~~all right, title and interest (whether as owner, lessor~~shall mean any estates or ~~lessee)~~interests in ~~any~~ real property now owned or ~~any buildings, structures, parking areas or other improvements thereon~~hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

“Real Property Collateral” shall mean any Real Property held by any Loan Party that is subject to a Mortgage, together with all other Property (as defined in the Mortgage encumbering such Real Property).

“Real Property Contracts” shall mean all contracts necessary for the use, maintenance, construction, and operation of the Real Property Collateral.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reduction Amount” has the meaning set forth in Section  2.05(b)(~~viii~~vii ).

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Reporting Trigger Period” means the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability at any time is less than the greater of (A) $~~12,500,000~~15,750,000 and (B)  ~~12.5~~17.5 % of the Line Cap for five (5) consecutive days, and (b) continuing until the date that, at all times during each of the preceding 30 consecutive days, both (i) no Event of Default has occurred or been continuing and (ii) Availability has been greater than the greater of (A)  $~~12,500,000~~15,750,000 and (B)  ~~12.5~~17.5 % of the Line Cap ~~at all times~~.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of ~~Term Loans or~~ Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that, if there are only two (2) Lenders, Required Lenders shall mean all Lenders that are not Defaulting Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.

~~“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Lenders; provided that, if there are only two (2) Revolving Lenders, Required Revolving Lenders shall mean all Revolving Lenders that are not Defaulting Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.~~

~~“Required Term Lenders” means, at any time, Term Lenders having Total Term Credit Exposures representing more than 50% of the Total Term Credit Exposures of all Term Lenders; provided that, if there are only two (2) Term Lenders, Required Term Lenders shall mean all Term Lenders that are not Defaulting Lenders. The Total Term Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time.~~

“Resignation Effective Date” has the meaning set forth in Section 9.06.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee]of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders as of the ~~Second~~Third Amendment Effectiveness Date shall be $~~100,000,000~~90,000,000 .

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(b).

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit G.

“S&P” means Standard & Poor’s Financial Services LLC~~, a subsidiary of The McGraw-Hill Companies, Inc.,~~ and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, provided that the rent payable pursuant to any such lease is on market terms.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.04.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of December 18, 2019 by and among the Administrative Agent, the Borrower, the other Loan Parties and each Lender party thereto.

“Second Amendment Effectiveness Date” means December 18, 2019.

“Second Amendment Fee Letter” has the meaning set forth in Section 2.09(b).

“Secured Cash Management Agreement” means any Cash Management Agreement between the any Loan Party or any Subsidiary of any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract required by or not prohibited under Article VI or VII between any Loan Party or any Subsidiary of any Loan Party and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit H.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Security Agreement” means the security agreement, dated as of the Closing Date, executed in favor of the Collateral Agent by each of the Loan Parties.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP.

“Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit I.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ~~ordinary course~~Ordinary Course of ~~business~~Business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“South Gate Disposition” means the sale or disposition by the Borrower of the South Gate Property for a sale price of not less than 60% of the Appraised Value of the South Gate Property.

“South Gate Property” means that certain Real Property located at 5037 Patata St, South Gate, CA 90280 and owned by the Borrower.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

~~“Specified Real Estate” has the meaning specified in Section 7.05(c).~~

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit J or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

“Syndication Agents” means Bank of America, N.A. and JPMorgan Chase Bank, N.A., in their respective capacities as co-syndication agents.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the Consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” has the meaning set forth in the definition of “Permitted Acquisition.”

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“ Term ~~Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).~~

~~“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(b) under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term Commitment of all of the Term Lenders terminated on the Closing Date in accordance with Section 2.06(b). The Outstanding Amount of all the Term Loans as of the Second Amendment Effectiveness Date shall be $0.00.~~

~~“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.~~

~~“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time~~Loan Agent” means Pathlight Capital, in its capacity as administrative agent for the Term Loan Lenders, together with its successors and assigns in such capacity.

“Term Loan Agreement” means the Term Loan Agreement, dated as of the Third Amendment Effectiveness Date, among the Borrower, the guarantors signatory thereto, the Term Loan Lenders and the Term Loan Agent, as amended, supplemented, restated, refinanced, replaced or otherwise modified from time to time in accordance with Section 5.2(b) of the Intercreditor Agreement.

“Term Loan Borrowing Base” means Term Loan Borrowing Base (as defined in the Term Loan Agreement).

“Term Loan Debt” means the Obligations (as defined in the Term Loan Agreement) evidenced by or arising under the Term Loan Documents.

“Term Loan Documents” means the Term Loan Agreement and the other “Loan Documents” as defined in the Term Loan Agreement, as amended, supplemented, restated, refinanced, replaced or otherwise modified from time to time in accordance with Section 5.2(b) of the Intercreditor Agreement.

“ Term Loan Lenders” means ~~an advance made by any Term Lender under~~each of the “Lenders” (as defined in the Term ~~Facility~~Loan Agreement).

“Term ~~Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit K~~Loan Priority Collateral” has the meaning assigned to the term “Term Loan Priority Collateral” in the Intercreditor Agreement.

“Term Loan Pushdown Reserve” means, as of any date of determination, a reserve in the amount of the excess (if any) of

(a) the aggregate outstanding principal amount of the “Term Loans” (as defined in the Term Loan Agreement) on such date over

(b) the Term Loan Borrowing Base;

provided, however, that if there is no such excess, then the amount of the Term Loan Pushdown Reserve shall be zero.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of the Third Amendment Effectiveness Date by and among the Administrative Agent, the Borrower, the other Loan Parties and each Lender party thereto.

“Third Amendment Effectiveness Date” means June 23, 2020.

“Third Amendment Fee Letter” has the meaning set forth in Section 2.09(b).

“Threshold Amount” means $5,000,000; provided that, for purposes of Section 8.01(e) with respect to the China Facility, the Threshold Amount shall be $15,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments~~,~~ and Revolving Exposure ~~and Outstanding Amount of all Term Loans~~ of such Lender at such time.

“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, the unused Commitments and Revolving Exposure of such Revolving Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations.

~~“Total Term Credit Exposure” means, as to any Term Lender at any time, the Outstanding Amount of all Term Loans of such Term Lender at such time.~~

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States and that is not a CFC.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Value” means, on any date of determination: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among the Borrower and its Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person~~; and (c) for Machinery and Equipment, its net orderly liquidation value~~.

“Vicksburg Property” means that certain Real Property located at 1735 N Washington St, Vicksburg, MS 39183 and owned by the Borrower.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Warranty Reserve” means a reserve equal to one quarter of the Borrower’s annual warranty expense as set forth on its general ledger.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02	Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document and, to the extent applicable, the Intercreditor Agreement), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations, Secured Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.

Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to the Administrative Agent in its Permitted Discretion (and not necessarily calculated in accordance with GAAP).

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person hereunder (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03	Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP, any change in the Loan Parties’ accounting policies, or any change in the application of GAAP by the Loan Parties, in any case, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, ~~and~~ each Acquisition, and each Restricted Payment, by the Borrower and its Subsidiaries that is consummated during any Measurement Period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.11 and for purposes of determining the Applicable Rate, be given Pro Forma Effect as of the first day of such Measurement Period.

1.04	Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05	Times of Day; Rates.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

1.06	Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07	UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.08	Rates

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

2.01	Loans.

(a) ~~Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrower, in Dollars, on the Closing Date in an amount not to exceed such Term Lender’s Applicable Percentage of the Term Facility. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility. Term Borrowings repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, any Term Borrowing made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Term Borrowing.~~Reserved.

(b) Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. In no event shall Lenders have any obligation to honor a request for a Revolving Loan if Total Revolving Outstandings at such time plus the requested Revolving Loan would exceed the Borrowing Base. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Revolving Borrowing.

2.02	Borrowings, Conversions and Continuations of Loans.

(a) Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of a ~~Term~~Revolving Loan, if less, the entire principal thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, in connection with any conversion or continuation of a ~~Term~~Revolving Loan, if less, the entire principal thereof then outstanding). Each Loan Notice shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of thirty (30) days. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurodollar Rate Loan.

(b) Advances. Following receipt of a Loan Notice ~~for a Facility~~, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower;

provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)    Eurodollar Rate Loans. Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d)    Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(e)    Interest Periods. ~~After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term Facility.~~ After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving Facility.

(f)    Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g)    Overadvances. The Administrative Agent may require the Lenders to fund Base Rate Loans that cause or constitute an Overadvance and to forbear from requiring the Borrower to cure an Overadvance, as long as the total Overadvance, together with any outstanding Protective Advances, does not exceed 10% of the Borrowing Base at any time and does not continue for more than 30 consecutive days without the consent of Required Lenders; provided, however, in no event shall Loans be required that would cause the Total Revolving Outstandings to exceed the aggregate Revolving Commitments. No funding or sufferance of an Overadvance shall constitute a waiver by the Administrative Agent or Lenders of the Event of Default caused thereby. No Loan Party shall be a beneficiary of this Section nor authorized to enforce any of its terms. Each Overadvance shall be deemed to be a Revolving Loan hereunder. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Overadvances by written notice to the Administrative Agent.

(h)    Protective Advances. The Administrative Agent shall be authorized, in its discretion, at any time that any condition in Article IV is not satisfied, to make Base Rate

Loans (“Protective Advances”) (a) up to an aggregate amount not to exceed, together with any outstanding Overadvance, 10% of the Borrowing Base at any time, if the Administrative Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of the Secured Obligations, as long as such Loans do not cause the Total Revolving Outstandings to exceed the aggregate Revolving Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Each Protective Advance shall be deemed to be a Revolving Loan hereunder. Lenders shall participate on a Pro Rata basis in Protective Advances outstanding from time to time. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. No funding of a Protective Advance shall constitute a waiver by Agent or Lenders of any Event of Default relating thereto. No Loan Party shall be a beneficiary of this Section nor authorized to enforce any of its terms.

2.03	Letters of Credit.

(a) The	Letter of Credit Commitment.

(i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any of its domestic Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Line Cap, (y) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)    The L/C Issuer shall not issue any Letter of Credit if:

(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)    the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit (other than Existing Letters of Credit that are standby Letters of Credit);

(D)    the Letter of Credit is to be denominated in a currency other than Dollars;

(E)    any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)    The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures	for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(iv)    If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C

Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(c) Drawings	and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv)    Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)    Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)    Repayment of Participations.

(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the Facility Termination Date and the termination of this Agreement.

(e)    Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP;

(vii)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Revolving Loans that are Eurodollar Rate Loans times the average daily stated amount of such Letter of Credit. Letter of Credit Fees shall be (1) due and payable on the first calendar day of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (2) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the average daily stated amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to 0.125%, computed on the average daily stated amount of such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first day of each April, July, October, and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the average daily stated amount of any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04	Swingline Loans.

(a)    The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility at such time, and (B) the Revolving Exposure of any Revolving Lender (other than the Swingline Lender in its capacity as such) at such time shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay under Section 2.05, and reborrow under this Section. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.

(b)    Borrowing Procedures.

(i)    Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

(c)    Refinancing of Swingline Loans.

(i)    The Swingline Lender at any time in its sole discretion may request (and in any event, at least weekly, unless the settlement amount is de minimis), on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable

Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)    If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d)    Repayment of Participations.

(i)    At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)    If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the Facility Termination Date and the termination of this Agreement.

(e)    Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.

(f)    Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05	Prepayments.

(a)    Optional.

(i)    The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay ~~Term Loans and~~ Revolving Loans in whole or in part without premium or penalty subject to Section 3.06; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate

Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the ~~relevant~~ Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.06~~. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof on a pro-rata basis~~. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages ~~in respect of each of the relevant Facilities~~.

(ii)    The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(b)    Mandatory.

(i)    Dispositions and Involuntary Dispositions. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided ~~in an aggregate amount equal to 100% of~~with the Net Cash Proceeds received by any Loan Party or any Subsidiary from all Dispositions (other than Permitted Transfers) and Involuntary Dispositions, within five (5) days of the date of such Disposition or Involuntary Disposition; provided that the Borrower may reinvest such Net Cash Proceeds in properties or assets within one-hundred eighty (180) days of the date of such Disposition or Involuntary Disposition; provided, further that to the extent such period has expired without such reinvestment being made or completed, any remaining Net Cash Proceeds would be applied to prepay the Loans and/or Cash Collateralize the L/C Obligations. Notwithstanding the foregoing to the contrary, subject to the terms of the Intercreditor Agreement, the Net Cash Proceeds of Dispositions and Involuntary Dispositions of Term Loan Priority Collateral first, shall be applied or reinvested as provided in the Term Loan Agreement, and second, the excess Net Cash Proceeds (if any) shall be applied to prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided (it being understood and agreed that if there is no such excess amount, the Borrower’s obligations under this Section 2.05(b)(i) shall be satisfied by the Borrower’s compliance with the applicable provisions of the Term Loan Agreement).

(ii)    Equity Issuance. ~~Immediately~~Subject to the terms of the Intercreditor Agreement, immediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Equity Issuance by (A) the Borrower or (B) any Subsidiary of the Borrower to any Person that is not the Borrower or another Subsidiary of the Borrower, and excluding any Equity Issuance to any Loan Party’s officers, directors or employees that is permitted under Section 7.06, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iii)    Debt Issuance. ~~Immediately~~Subject to the terms of the Intercreditor Agreement, immediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iv)    Extraordinary Receipts. ~~Immediately~~Subject to the terms of the Intercreditor Agreement, immediately upon receipt by any Loan Party or any Subsidiary of any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (i), (ii) or (iii) of this Section, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom; provided that the Borrower may reinvest such Net Cash Proceeds in properties or assets within one-hundred eighty (180) days of the date of such Extraordinary Receipt; provided further that, during such reinvestment period, all such Net Cash Proceeds are delivered upon receipt to Administrative Agent for deposit to a deposit account subject to a Qualifying Control Agreement; provided, further that to the extent such period has expired without such reinvestment being made or completed, any remaining Net Cash Proceeds would be applied to prepay the Loans and/or Cash Collateralize the L/C Obligations.

(v)    ~~Application of Payments. Each prepayment of Loans pursuant to the foregoing provisions of Section 2.05(b)(i)-(iv) shall be applied, first, to the principal repayment installments of the Term Loan on a pro-rata basis for all such principal repayment installments, including, without limitation, the final principal repayment installment on the Maturity Date and, second, to the Revolving Facility in the manner set forth in clause (vii) of Section 2.05(b). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities~~Anti-Cash Hoarding. If, after the Third Amendment Effectiveness Date, the sum of cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries held in the United States that would be reflected as “cash and cash equivalents” in accordance with GAAP on a consolidated balance sheet of the Borrower or any of its Domestic Subsidiaries exceeds $5,000,000 for a period of three (3) consecutive Business Days, other than (1) any cash set aside to pay in the Ordinary Course of Business amounts then due and owing by the Borrower or any of its Domestic Subsidiaries to unaffiliated third parties and for which the Borrower or any of its Domestic Subsidiaries has initiated wires or ACH transfers in order to pay such amounts, (2) any cash of the Borrower or any of its Domestic Subsidiaries constituting contractual or legal requirements to deposit money held by an unaffiliated third party, and (3) cash and Cash Equivalents in deposit or securities accounts that are designated solely as accounts for, and are used solely for, payroll funding, employee compensation, employee benefits or taxes, in each case in the Ordinary Course of Business, the Borrower shall, immediately (but in any event no later than the next Business Day following such day), prepay the Loans, if any, in an amount equal to the amount of such excess.

(vi)    Revolving Outstandings. If for any reason an Overadvance exists, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(vi) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Overadvance continues to exist at such time. Any Overadvance shall be secured by the Collateral, entitled to all benefits of the Loan Documents.

(vii)    Application of Other Payments. Except as otherwise provided in Section 2.15, prepayments of the Revolving Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Facility required pursuant to clause (i), (ii), (iii), or (iv) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swingline Loans and Revolving Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrower for use in the ordinary course of its business, and, in the case of prepayments of the Revolving Facility required pursuant to clause (i), (iii) or (iv) of this Section 2.05(b) the Revolving Facility shall be automatically and permanently reduced by the Reduction Amount as set forth in Section 2.06(b)(ii). Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.06, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06	Termination or Reduction of Commitments.

(a)    Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Letter of Credit Sublimit.

(b)    Mandatory.

(i)    ~~The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.~~[Intentionally Omitted.]

(ii)    The Revolving Commitment of each Revolving Lender (other than any Revolving Lender that elects in its sole discretion to reject such a reduction of its Revolving Commitments) on any date on which the prepayment of

Revolving Loans outstanding thereunder is required to be made pursuant to Section 2.05(b)(i~~), (ii~~), (iii) or (iv) shall be automatically and permanently reduced by the ratable amount of the applicable Reduction Amount applied to prepay such Revolving Lender’s Revolving Loans.

(iii)    If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)    Application of Commitment Reductions; Payment of Fees.

The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Commitment under this Section 2.06. Except as provided in clause (b)(ii) above, upon any reduction of the Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.07	Repayment of Loans.

~~(a) Term Loans. The Borrower shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02;~~

~~Payment Dates~~	~~Principal Repayment Installments~~
~~March 31, 2019~~	~~$937,500.00~~
~~June 30, 2019~~	~~$937,500.00~~
~~September 30, 2019~~	~~$937,500.00~~
~~Second Amendment Effectiveness Date~~	~~Remaining Principal~~

~~provided, however, that (i) the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date and (ii) (A) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Eurodollar Rate Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the preceding Business Day, and such extension of~~

~~time shall be reflected in computing interest or fees, as the case may be and (B) if any principal repayment installment to be made by the Borrower on a Eurodollar Rate Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.~~

(a)     ~~(b)~~ Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Maturity Date for the Revolving Facility the aggregate principal amount of all Revolving Loans outstanding on such date.

(b)     ~~(c)~~ Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Facility.

2.08	Interest and Default Rate.

(a)    Interest. Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan ~~under a Facility~~ shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan ~~under a Facility~~ shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iv) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Facility. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b)    Default Rate.

(i)    If (A) any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) any Event of Default pursuant to Sections 8.01(f) or (g) exists, in either case, all outstanding Obligations (including Letter of Credit Fees) shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    If (A) any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) any Event of Default exists, the, in either case, upon the request of the Required Lenders, all outstanding Obligations (including Letter of Credit Fees) shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    Upon the request of the Required Lenders, while any Event of Default exists (including a payment default), all outstanding Obligations (including Letter of Credit Fees) may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09	Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Rate times the average daily amount by which the Revolving Facility exceeds an amount equal to the sum of (i) the Outstanding Amount of Revolving Loans, plus (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first calendar day of each January, April, July and October, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Facility, provided that the commitment fee for the first full fiscal quarter following the Closing Date shall be determined based on the Consolidated ~~Net~~ Leverage Ratio in effect as of the Closing Date, as demonstrated by the Closing Date Consolidated ~~Net~~ Leverage Ratio Certificate. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)    Other Fees.

(i)    The Borrower shall pay to the Administrative Agent and the Arranger fees in the amounts and at the times specified in any fee letter dated as of the First Amendment Effectiveness Date among the Borrower, the Administrative Agent and BofA Securities, Inc. (any such fee letters, the “First Amendment Fee Letters”); provided that, the parties hereby acknowledge and agree that any ticking fee in any such letters may be waived by the Required Lenders at any time.

(ii)    The Borrower shall pay to the Administrative Agent and the Arranger fees in the amounts and at the times specified in any fee letter dated as of the Second Amendment Effectiveness Date among the Borrower, the Administrative Agent and BofA Securities, Inc. (any such fee letters, the “Second Amendment Fee Letters”).

(iii)     The Borrower shall pay to the Administrative Agent and the Arranger fees in the amounts and at the times specified in any fee letter dated as of the Third Amendment Effectiveness Date among the Borrower, the Administrative Agent and BofA Securities, Inc. (any such fee letters, the “Third Amendment Fee Letters”);

(iv)     ~~(iii)~~ The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)    Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower, or the Lenders determine that (i) the Consolidated ~~Net~~ Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated ~~Net~~ Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11	Evidence of Debt.

(a)    Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ~~ordinary course~~Ordinary Course of ~~business~~Business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Revolving Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12	Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the ~~relevant~~ Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. ~~Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if~~If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make ~~Term Loans and~~ Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.09 and 2.03(h) and (i) shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.

2.13	Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect ~~of any~~ of the ~~Facilities~~Revolving Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the ~~Facilities~~Revolving Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the ~~Facilities~~Revolving Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the ~~Facilities~~Revolving Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the ~~Facilities~~Revolving Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the ~~Facilities~~Revolving Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the ~~Facilities~~Revolving Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(1)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14	Cash Collateral.

(a)    Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15	Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)    Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(v) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

~~2.16~~	~~Increase in Revolving Facility.~~

~~(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Revolving Facility (each, an “Incremental Increase”)~~

~~by an aggregate amount (for all such requests) not exceeding $20,000,000 (the “Incremental Availability”); provided that:~~

~~(i)    any such request for an Incremental Increase shall be in a minimum amount of $5,000,000 and in increments of $5,000,000 in excess thereof, or if less, the entire remaining unused Incremental Increase amount;~~

~~(ii)    a maximum of three (3) such requests may be made; and~~

~~(iii)    except as otherwise specifically set forth herein, all of the other terms and conditions applicable to each such Incremental Increase shall be identical to the terms and conditions applicable to the Facility so increased and shall be part of, and not a separate facility from, the then existing Revolving Facility.~~

~~(b)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.~~

~~(c)    Notification by Administrative Agent; Additional Revolving Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase if the aggregate increase by existing Lenders is insufficient, and subject to the approval of the Administrative Agent with respect to any proposed Revolving Lender, the L/C Issuer and the Swingline Lender, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement (“New Lenders”) in form and substance satisfactory to the Administrative Agent and its counsel.~~

~~(d)    Effective Date and Allocations. If the Revolving Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders and the New Lenders of the final allocation of such increase and the Increase Effective Date. On the effective date of an increase, the Total Revolving Outstandings and other exposures under the Revolving Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of Revolving Commitments.~~

~~(e)    Conditions to Effectiveness of Increase. As conditions precedent to such increase,~~

~~(i)    the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase, (1) the representations and~~

~~warranties contained in Article V and the other Loan Documents are true and correct, on and as of the Revolving Increase Effective Date, and except that for purposes of this Section, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) both before and after giving effect to the Incremental Increase, no Default exists;~~

~~(ii)    a Responsible Officer of the Borrower Agent shall have delivered to the Administrative Agent a certificate demonstrating that, upon giving Pro Forma Effect to such increase (and assuming for such calculation that such increase is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable;~~

~~(iii)    at least five (5) days prior to the Increase Effective Date, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower to each Lender that so requests such certification at least five (5) days prior to the Increase Effective Date;~~

~~(iv)    upon the reasonable request of any Lender made at least ten (10) days prior to the proposed Increase Effective Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to such closing date;~~

~~(v)    the Collateral Agent shall have received such amendments to the Collateral Documents as the Collateral Agent reasonably requests to cause the Collateral Documents to secure the Secured Obligations after giving effect to such increase;~~

~~(vi)    the Collateral Agent shall have received (A)(1) evidence as to whether each Mortgaged Property is a Flood Hazard Property, and (2) if any Mortgaged Property is a Flood Hazard Property, (B) evidence as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (C) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Collateral Agent (1) as to the fact that such Mortgaged Property is a Flood Hazard Property, and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (D) copies of insurance policies or certificates of insurance of the Loan Parties and their respective Subsidiaries evidencing flood insurance sufficient for compliance with Flood Laws and otherwise satisfactory to the Collateral Agent and naming the Collateral Agent and its successors and/or assigns as sole loss payee on behalf of the Secured Parties, and (B) with respect to any new real property that will be added as~~

~~Mortgaged Property on the effective date of such increase, or will be required to be added as Mortgaged Property following the effective date of such increase, written notice thereof at least thirty (30) days prior to the effective date of such increase; and~~

~~(vii)    the Borrower shall deliver or cause to be delivered any other customary documents, including, without limitation, legal opinions) as reasonably requested by the Administrative Agent in connection with any Incremental Increase. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.~~

~~(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.~~

~~(g)    Proportionate Participation. Notwithstanding anything to the contrary set forth herein, each Incremental Increase shall be added to (and constitute a part of, be of the same Type as and, at the election of the Borrower, have the same Interest Period as) each Borrowing of outstanding Loans of the applicable Facility on a pro rata basis (based on the relative sizes of such Borrowings), so that each Lender providing such Incremental Increase will participate proportionately in each then-outstanding Borrowing of Loans of such Facility; it being acknowledged that the application of this clause may result in the new Loans from such Incremental Increase having Interest Periods (the duration of which may be less than one month) that begin during an Interest Period then applicable to outstanding Eurodollar Rate Loans of the relevant Facility and which end on the last day of such Interest Period.~~

2.16	~~2.17~~ Effect of Termination.

On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and each Cash Management Bank may terminate its Secured Cash Management Agreements. Until the Facility Termination Date and payment in full of any Additional Secured Obligations, all undertakings of the Loan Parties contained in the Loan Documents shall continue, and the Administrative Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. The Administrative Agent shall not be required to terminate its Liens unless the Facility Termination Date has occurred and the Administrative Agent receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting the Administrative Agent and Lenders from dishonor or return of any payment item previously applied to the Secured Obligations. Sections 2.03, 3.01, 3.03, 3.05, 3.06, 11.04, and 11.05, this Section, Article IX and each indemnity or waiver given by a Loan Party or Lender in any Loan Document, shall survive any assignment by the Administrative Agent, any L/C Issuer or any Lender of rights or obligations hereunder, termination of any or all Commitments, and any repayment, satisfaction, discharge or payment of full of any or all of the Secured Obligations.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes.

(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Tax Indemnifications.

(i)    Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)    Each Lender and the L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02	Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03	Inability to Determine Rates.

(a)    If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A)

Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with the Borrower and the Required Lenders may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04	LIBOR Successor Rate

(a)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or

(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(b)    If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component of the Base Rate shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(c)    Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(d)    In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)    For purposes hereof:

(i)    “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement);

(ii)    “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement;

(iii)    “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body;

(iv)    “SOFR-Based Rate” means SOFR or Term SOFR; and

(v)    “Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

3.05	Increased Costs; Reserves on Eurodollar Rate Loans.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.05(d)) or the L/C Issuer;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such

Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

(e)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(f)    General Policy. Notwithstanding any other provision of this Section, no Lender or L/C Issuer shall demand compensation for any increased cost or reduction pursuant to this Section if it shall not at the time be the general policy and practice of such Lender or L/C Issuer to demand such compensation in similar circumstances under comparable provisions of other credit agreements

3.06	Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.06, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.07	Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.08	Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)    Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each signing Loan Party, dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)    counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender,

(ii)    for the account of each Lender requesting a Revolving Note, a Revolving Note executed by a Responsible Officer of the Borrower,

(iii)    counterparts of the Security Agreement, the Pledge Agreement and each other Collateral Document, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and

(iv)    counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto.

(b)    Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate dated the Closing Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party.

(c)    Legal Opinions of Counsel. The Administrative Agent shall have received a favorable opinion of Morgan, Lewis & Bockius LLP (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.

(d)    Financial Statements. The Administrative Agent and the Lenders shall have received copies of (i) quarterly financial statements of the Borrower and its ~~subsidiaries~~Subsidiaries dated the end of the most recent fiscal quarter prior to the Closing Date for which financial statements are available, each in form and substance satisfactory to each of them, (ii) Audited Financial Statements for the fiscal years of the Borrower and its Subsidiaries ending December 31, 2015, December 31, 2016 and December 31, 2017, and (iii) projections prepared by management of the Borrower, each in form satisfactory to the Lenders, of balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries on an annual basis for each of the five years following the Closing Date giving effect to the AWP Sale and the other transactions contemplated hereby.

(e)    Transaction Documents. The Administrative Agent shall have received a certificate of Responsible Officer of the Borrower (i) certifying that the Administrative Agent has received certified copies of the Borrower’s material agreements governing the AWP Sale, including the AWP Purchase Agreement and any material agreement or instrument entered into in connection with the AWP Sale Agreement, (ii) either (A) attaching copies of all consents, licenses and approvals required or appropriate to be obtained from any Governmental Authority or other third-party in connection with the AWP Sale and the execution, delivery and performance by and the validity against the Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required and (iii) certifying that the AWP Sale is anticipated to occur substantially simultaneously with the Closing Date.

(f)    Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i)    (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches;

(ii)    searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Collateral Agent’s security interest in the Intellectual Property (and certain of which searches may be provided after the Closing Date as determined by the Administrative Agent);

(iii)    completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv)    stock or membership certificates, if any, evidencing the Pledged Collateral and undated stock or transfer powers duly executed in blank; in each case to the extent such Pledged Collateral is certificated;

(v)    in the case of any personal property Collateral located at premises leased by a Loan Party and set forth on Schedule 5.21(g), such estoppel letters, consents and waivers from the landlords of such real property to the extent required to be delivered in connection with Section 6.14 (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any Landlord Waiver is satisfactory to the Administrative Agent);

(vi)    to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral; and

(vii)    Qualifying Control Agreements satisfactory to the Administrative Agent to the extent required to be delivered pursuant to Section 6.14.

(g)    Liability, Casualty, Property, Terrorism and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent. The Loan Parties shall have delivered to the Administrative Agent an Authorization to Share Insurance Information.

(h)    Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial borrowings under the Loan Documents and the other transactions contemplated hereby.

(i)    Perfection Certificate. The Borrower shall deliver to the Administrative Agent a completed Perfection Certificate, executed and delivered by a Responsible Officer of the Borrower together with all attachments contemplated thereby.

(j)    Closing Condition Certificate. The Administrative Agent shall have received a certificate from the Borrower, signed by a Responsible Officer of the Borrower, certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) as to the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (1) purport to affect or pertain to this Agreement or any other Loan Document, to the AWP Purchase Agreement or any of the transactions contemplated hereby or thereby, or (2) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and (D) that upon giving pro forma effect to the AWP Sale, the initial funding of Loans and issuance (or deemed issuance) of Letters of Credit on the Closing Date, and the payment by the Borrower of all fees and expenses incurred in connection herewith and due on the Closing Date, the Borrower is in Pro Forma Compliance with (and which shall demonstrate) the Consolidated ~~Net~~ Leverage Ratio set forth in Section 7.11(a).

(k)    Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Closing Date.

(l)    Existing Indebtedness of the Loan Parties. All of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.03) shall be repaid in full and all security interests related thereto shall be terminated and released on or prior to the Closing Date, which shall be evidenced by a payoff letter in form and substance satisfactory to the Administrative Agent.

(m)    Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letter and Section 2.09.

(n)    Due Diligence. The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders, including:

(i)    at least five (5) days prior to the Closing Date, the Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to the Borrower, and

(ii)     ~~(i)~~ upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five days prior to the Closing Date.

(o)    Consents. The Administrative Agent shall have received evidence that all members, boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the entering into of this Agreement and consummating the transactions contemplated hereby on or as of the Closing Date, including with respect to repayment of any outstanding Indebtedness and consummation of the AWP Sale, have been obtained.

(p)    FR U-1. If reasonably requested by the Administrative Agent, the Administrative Agent shall have received an executed Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1 duly completed by the Borrower.

(q)    Aggregate Commitments. The Aggregate Commitments as of the Closing Date shall equal $150,000,000.

(r)    Other Documents. All other documents provided for herein or which the Administrative Agent or any other Lender may reasonably request or require.

(s)    Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request or require.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02	Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)    Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan

Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)    Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)    Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:

5.01	Existence, Qualification and Power.

Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The copy of the Organization Documents of each Loan Party provided to the Administrative Agent pursuant to the terms of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.02	Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB); except in each case referred to in clause (b) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03	Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents.

5.04	Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05	Financial Statements; No Material Adverse Effect.

(a)    Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholder’s equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)    Quarterly Financial Statements. The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries dated September 31, 2018, and the related Consolidated statements of income or operations, ~~shareholders’ equity~~Shareholders’ Equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in ~~shareholders’ equity~~Shareholders’ Equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)    Material Adverse Effect. Since the date of the balance sheet included in the Audited Financial Statements (and, in addition, after delivery of the most recent annual audited financial statements in accordance with the terms hereof, since the date of such annual audited financial statements), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)    Forecasted Financials. The Consolidated and consolidating (if required to be provided hereunder) forecasted balance sheet, statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in management’s good faith business judgment in light of the conditions existing at the time of delivery of such forecasts.

(e)    No Dispositions or Involuntary Disposition. From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of Borrower and its Subsidiaries, taken as a whole (other than the AWP Sale), and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

5.06	Litigation.

There are no actions, suits, proceedings, claims, investigations, or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07	No Default.

Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. To the Borrower’s knowledge, the Borrower is not in default under any Real Property Contract.

5.08	Ownership of Property.

Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all ~~real property~~Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09	Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)    Each of the Operating Facilities and all operations at the Operating Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Operating Facilities or the Businesses, and there are no conditions relating to the Operating Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)    None of the Operating Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Operating Facilities in amounts or concentrations that constitute or constituted a violation of Environmental Laws.

(c)    Neither Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Operating Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)    Hazardous Materials have not been transported or disposed of from the Operating Facilities, or generated, treated, stored or disposed of at, on or under any of the Operating Facilities or any other location, in each case by or on behalf Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary, the Operating Facilities or the Businesses.

(f)    There has been no release or, threat of release of Hazardous Materials at or from the Operating Facilities, or arising from or related to the operations (including, without limitation, disposal) of Borrower or any Subsidiary in connection with the Operating Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

5.10	Insurance.

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents.

5.11	Taxes.

Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Borrower or any Subsidiary.

5.12	ERISA Compliance.

(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)    There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)    The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13	Margin Regulations; Investment Company Act.

(a)    Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b)    Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14	Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.15	Compliance with Laws.

Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16	Solvency.

Each Loan Party is, individually and together with its Subsidiaries on a Consolidated basis, Solvent.

5.17	Casualty, Etc.

Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18	Sanctions Concerns and Anti-Corruption Laws; EEA Financial Institutions.

(a)    Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(b)    Anti-Corruption Laws; Sanctions. The Loan Parties and their Subsidiaries and, to the knowledge of the Loan Parties and their Subsidiaries, their Affiliates, officers and directors have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

~~(c) EEA Financial Institutions. No Loan Party is an EEA Financial Institution.~~

5.19	Responsible Officers.

Set forth on Schedule 1.01(c) are Responsible Officers, holding the offices indicated next to their respective names, as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13 and such Responsible Officers are the duly elected and qualified officers of such Loan Party and are duly authorized to execute and deliver, on behalf of the respective Loan Party, this Agreement, the Notes and the other Loan Documents.

5.20	Subsidiaries; Equity Interests; Loan Parties.

(a)    Subsidiaries, Joint Ventures, Partnerships and Equity Investments. Set forth on Schedule 5.20(a), is the following information which is true and complete in all respects as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13: (i) a complete and accurate list of all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, (ii) the number of shares of each class of Equity Interests in each Subsidiary outstanding, (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries and (iv) the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.). The outstanding Equity Interests in all Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party or any Subsidiary thereof, except as contemplated in connection with the Loan Documents.

(b)    Loan Parties. Set forth on Schedule 5.20(b) is a complete and accurate list of all Loan Parties, showing as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, (as to each Loan Party) (i) the exact legal name, (ii) any former legal names of such Loan Party in the four (4) months prior to the Closing Date, (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the jurisdictions in which such Loan Party is qualified to do business, (vi) the address of its chief executive office, (vii) the address of its principal place of business, (viii) its U.S. federal taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, (ix) the organization identification number, (x) ownership information (e.g. publicly held or if private or partnership, the owners and partners of each of the Loan Parties) and (xi) the industry or nature of business of such Loan Party.

5.21	Collateral Representations.

(a)    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject ~~to~~, as to priority, to (i) to the extent encumbering Term Loan Priority Collateral, Permitted Liens described in Section 7.01(l) and (ii) to the extent having priority by operation of law, other Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

(b)    Intellectual Property. Set forth on Schedule 5.21(b), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, is a list of (i) all registered or issued Intellectual Property (including all applications for registration and issuance and including, to the best knowledge of the Loan Parties, all domain names) owned by each of the Loan Parties ~~or that each of the Loan Parties has the right to~~ (including the name/title, current owner, registration or application number, and registration or application date, as applicable, and such other information as reasonably requested by the Administrative Agent), and (ii) all material Licenses of Intellectual Property to which Borrower is a party as Licensor or licensee; provided that such Schedule delivered as of the Closing Date may be updated to correct or supplement information as agreed by the Borrower and the Administrative Agent. Each Loan Party owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted, without infringement, misappropriation or other violation of the rights of any Person, except to the extent that such failure to own, license or possess the right to use, or infringement, misappropriation or other violation of such rights, either individually or in the aggregate, could not reasonably be expected to cause a material diminution in the value of the Intellectual Property. No use of any IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any Subsidiary in the operation of their respective businesses as currently conducted infringes upon any intellectual property or other similar proprietary rights held by any Person, except for such infringements, individually or in the aggregate, which could not reasonably be expected to cause a material diminution in the value of the Intellectual Property. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to cause a material diminution in the value of the IP Rights.

(c)    Documents, Instrument, and Tangible Chattel Paper. Set forth on Schedule 5.21(c), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, is a description of all Documents, Instruments, and Tangible Chattel Paper of the Loan Parties (including the Loan Party owning such Document, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent).

(d)    Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, and Securities Accounts.

(i)    Set forth on Schedule 5.21(d)(i), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and 6.14, is a description of all Deposit Accounts and Securities Accounts of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of a Deposit Account, the depository institution and whether such account is a zero balance account or a payroll account, payroll tax account or other employee benefit account, and (C) in the case of a Securities Account, the Securities Intermediary or issuer, as applicable.

(ii)    Set forth on Schedule 5.21(d)(ii), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, is a description of all Electronic Chattel Paper (as defined in the UCC) and Letter-of-Credit Rights (as defined in the UCC) of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of Electronic Chattel Paper (as defined in the UCC), the account debtor and (C) in the case of Letter-of-Credit Rights (as defined in the UCC), the issuer or nominated person, as applicable.

(e)    Commercial Tort Claims. Set forth on Schedule 5.21(e), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, is a description of all Commercial Tort Claims (as defined in the UCC) of the Loan Parties (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent).

(f)     Pledged Collateral. Set forth on Schedule 5.21(f), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, is a list of (i) all Pledged Collateral and (ii) all other Equity Interests required to be pledged to the Collateral Agent pursuant to the Collateral Documents (in each case, detailing the Pledgor (as defined in the Pledge Agreement), the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.)).

(g)     Properties. Each Loan Party has good and marketable title to (or valid leasehold interests in) all of its Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the use or value of such Real Property, and good title to all of its tangible personal Property, including all Property reflected in any financial statements delivered to Administrative Agent or Lenders (and which has not be disposed of since the date of such financial statement in transaction permitted under this Agreement), in each case free of Liens except for Permitted Liens. Set forth on Schedule 5.21(g), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, is a list of (A) each headquarter location of the Loan Parties, (B) each other location where any significant administrative or governmental functions are performed, (C) each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (D) each location where any personal property Collateral is located at any premises owned or leased by a Loan Party with a Collateral value in excess of $1,000,000 (in each case, including (1) an indication if such location is leased or owned, (2), if leased, the name of the lessor, and if owned, the name of the Loan Party owning such property, (3) the address of such property (including, the city, county, state and zip code) and (4) to the extent owned, the approximate fair market value of such property. Each such lease of Real Property under which any Loan Party is the lessee is, to the knowledge of the Borrower, enforceable against the lessor thereof in accordance with its terms and is in full force and effect and the Loan Parties are not in default in any material respect of the terms thereof.

(h)    Material Contracts. Set forth on Schedule 5.21(h), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02 and/or 6.13, is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries.

(i)    Accounts. The Administrative Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by the Borrower with respect thereto. The Borrower warrants, with respect to each Account shown as an Eligible Account in a Borrowing Base Report, that: (i) it is genuine and in all respects what it purports to be; (ii) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the ~~ordinary course~~Ordinary Course of ~~business~~Business, and substantially in accordance with any purchase order, contract or other document relating thereto; (iii) it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to the Administrative Agent on request; (iv) it is not subject to any offset, Lien (other than the Administrative Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the ~~ordinary course~~Ordinary Course of ~~business~~Business and disclosed to the Administrative Agent or reflected in the amount thereof in the Borrowing Base Report; and it is absolutely owing by the Account Debtor, without contingency of any kind; (v) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to the Administrative Agent (except to the extent, under the UCC, the restriction is ineffective), and the Borrower is the sole payee or remittance party shown on the invoice; (vi) no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the ~~ordinary course~~Ordinary Course of ~~business~~Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to the Administrative Agent hereunder; and (vii) to the best of the Borrower’s knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the Borrower’s customary credit standards, is Solvent, is not contemplating or subject to a proceeding under any Debtor Relief Law, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

(j)    Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from known defects. As to any Inventory that is identified by Borrower as Eligible Inventory in a Consolidated Borrowing Base Report submitted to Administrative Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory. Each Loan Party keeps records which are correct and accurate in all material respects itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

5.22	Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other labor difficulty within the last five (5) years preceding the Closing Date that could reasonably be expected to have a Material Adverse Effect.

5.23	Certificate of Beneficial Ownership.

As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.24	Surety Obligations.

Neither the Borrower nor any other Loan Party is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

5.25	Trade Relations.

There exists no actual or threatened termination, limitation or modification of any business relationship between the Borrower or any other Loan Party and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of the Borrower or such other Loan Party. There exists no condition or circumstance that could reasonably be expected to impair the ability of the Borrower or any other Loan Party to conduct its business at any time hereafter in substantially the same manner as conducted on the Second Amendment ~~Effective~~Effectiveness Date.

5.26	Payables Practice.

Neither the Borrower nor any other Loan Party has made any material change in its historical accounts payable practices from those in effect on the Second Amendment ~~Effective~~Effectiveness Date.

5.27	Regulation H.

No Mortgaged Property is a Flood Hazard Property unless the Collateral Agent shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Collateral Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) such other flood hazard determination forms, notices and confirmations thereof as reasonably requested by the Collateral Agent, and (c) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance sufficient for compliance with Flood Laws and otherwise satisfactory to the Collateral Agent and naming the Collateral Agent as loss payee on behalf of the Lenders. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.

5.28	EEA Financial Institutions.

No Loan Party is an EEA Financial Institution.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Subsidiaries (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) to:

6.01	Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)    Audited Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated and consolidating statements of income or operations, changes in ~~shareholders’ equity~~Shareholders’ Equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, (i) such Consolidated and consolidating statements to be audited and accompanied by a report and opinion of KPMG LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)    Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated and consolidating statements of income or operations, changes in ~~shareholders’ equity~~Shareholders’ Equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated and consolidating statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, ~~shareholders’ equity~~Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)    Monthly Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each month, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such month, and the related Consolidated and consolidating statements of income or operations, changes in cash flows for such month and for the portion of the Borrower’s fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, such Consolidated and consolidating statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

~~As to any information contained in materials furnished pursuant to Section 6.02(g), the Borrower shall not be separately required to furnish such information under Section 6.01(a), (b) or (c) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a), (b) or (c) above at the times specified therein.~~

6.02	Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)    Accountants’ Certificate. Concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements.

(b)    Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) and, at all times that the minimum Availability covenant set forth on Schedule 7.11(a) is required to be tested, Section 6.01(c), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower. Unless the Administrative Agent or a Lender requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes.

(c)    Borrowing Base Reports. By the 20th day of each month (or, during a Reporting Trigger Period, the third Business Day of each week) and at such other times as the Administrative Agent may request, (i) a Borrowing Base Report and (ii) a Consolidated Borrowing Base Report, in each case as of the close of business of the previous month (or week, as applicable). All information (including calculation of Availability) in a Borrowing Base Report shall be certified by the Borrower. The Administrative Agent may from time to time adjust such report (a) to reflect the Administrative Agent’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent any information or calculation does not comply with this Agreement.

(d)    Updated Schedules. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b), the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the date of such

Compliance Certificate: Schedules 1.01(c) Responsible Officers, 5.10 Insurance, 5.20(a) Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments, 5.20(b) Loan Parties, 5.21(b) Intellectual Property, 5.21(c) Documents, Instrument, and Tangible Chattel Paper, 5.21(d)(i) Deposit Accounts & Securities Accounts, 5.21(d)(ii) Electronic Chattel Paper & Letter-of-Credit Rights, 5.21(e) Commercial Tort Claims, 5.21(f) Pledged Collateral, 5.21(g) Properties and 5.21(h) Material Contracts.

(e)     Calculations. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b) required to be delivered with the financial statements referred to in Section 6.01(a), a certificate (which may be included in such Compliance Certificate) including (i) the amount of all Restricted Payments, Investments (including Permitted Acquisitions), Dispositions, Consolidated Capital Expenditures, Debt Issuances and Equity Issuance that were made during the prior fiscal year and (ii) amounts received in connection with any Extraordinary Receipt during the prior fiscal year.

(f)    Changes in Entity Structure. Within ten (10) days prior to any merger, consolidation, dissolution or other change in entity structure of any Loan Party or any of its Subsidiaries permitted pursuant to the terms hereof, provide notice of such change in entity structure to the Administrative Agent, along with such other information as reasonably requested by the Administrative Agent. Provide notice to the Administrative Agent, not less than ten (10) days prior (or such extended period of time as agreed to by the Administrative Agent) of any change in any Loan Party’s legal name, state of organization, or organizational existence.

(g)    Audit Reports; Management Letters. Promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports or management letters submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them.

(h)    Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(i)    Debt Statements and Reports. With respect to Indebtedness for borrowed money in an aggregate principal amount of $5,000,000 or more, promptly, after the furnishing thereof, copies of any statement or report furnished to or by any agent, lender or holder of Indebtedness of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement (including amendments, waivers and other modifications) and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section.

(j)    SEC Notices. Promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof.

(k)    A/R Aging. On or before the 20th day of each month (or, during a Reporting Trigger Period, the third Business Day of each week), a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as the Administrative Agent may reasonably request.

(l)    Trade Payables. Promptly following any request therefor, a listing of the Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to the Administrative Agent.

(m)    Environmental Notice. Promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

(n)    Budgets and Forecasts. When and as available, but in any event within forty-five (45) days after the beginning of each fiscal year, an annual business plan and budget and forecasts of the Borrower and its Subsidiaries containing, among other things, pro forma financial statements for such fiscal year and projections of the Borrower’s Availability with supporting projected Borrowing Base calculations, for the next fiscal year, on a calendar month by month basis, in each case, together with a statement of all underlying assumptions.

(o)    Beneficial Ownership Regulation. Promptly following any request therefor, provide information and documentation required by bank regulatory authorities under applicable laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (including any applicable “know your customer” rules and regulations and the PATRIOT Act) and the Beneficial Ownership Regulation.

(p)    Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a); (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (c) on which Borrower notifies the Administrative Agent that such documents have been filed with the SEC and are publicly available on EDGAR; provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (A) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arranger, the L/C Issuer, the other Agents and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (4) the Administrative Agent and any Affiliate thereof and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.03	Notices.

Promptly, but in any event within two (2) Business Days, notify the Administrative Agent and each Lender:

(a)    of the occurrence of any Default;

(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)    of the occurrence of any ERISA Event;

(d)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof or the discharge of or any withdrawal or resignation by the Borrower’s independent accountants;

(e)    of any (i) ~~occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) Equity Issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iii) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(v); and~~agreement to consummate a Disposition that, upon consummation, would result in a Change of Control and (ii) and event or condition requiring a mandatory prepayment pursuant to Section 2.05(b) including, without limitation, Dispositions of Term Loan Priority Collateral or ABL Priority Collateral, in each case, together with an update to the Consolidated Borrowing Base Report most recently delivered to the Administrative Agent reflecting the result of such casualty, condemnation event or disposition, as applicable, on the calculations of the Term Loan Borrowing Base or Borrowing Base; and

(f)    any change in the information provided in any Beneficial Ownership Certification, if applicable, that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;

(g)    any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract;

(h)    any default under or termination of a Material Contract;

(i)    any judgment in an amount exceeding $750,000; ~~and~~

(j)    the existence of any Default or Event of Default or any “Default” or “Event of Default” under and as defined in any Term Loan Document;

(k)     ~~(j)~~ any opening of a new office or place of business, at least 30 days prior to such opening;

(l)    any material casualty or other damage to any portion of the Term Loan Priority Collateral, or ABL Priority Collateral, or the commencement of any action or proceeding for the taking of any interest in a portion of the Term Loan Priority Collateral or ABL Priority Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding; and

(m)    the filing of any Lien against any Loan Party of which the Borrower is aware for (i) unpaid Taxes which Lien has or could have priority over any Lien in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations or (ii) any other material Taxes.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04	Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except in the cases of clauses (b) and (c) hereof to the extent that failure to do so could not reasonably be expected to result in a Default or Event of Default or otherwise to have a Material Adverse Effect.

6.05	Preservation of Existence, Etc.

(a)    Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;

(b)    preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent to do so could not reasonably be expected to have a Material Adverse Effect;

(c)    take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(d)    preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06	Maintenance of Properties.

(a)    Maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;

(b)    make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)    use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07	Maintenance of Insurance.

(a)    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, (i) terrorism insurance and (ii) flood hazard insurance on all Mortgaged Properties that are Flood Hazard Properties, on such terms and in such amounts in accordance with the Flood Laws or as otherwise satisfactory to all Lenders. From time to time upon request, the Loan Parties shall deliver to the Administrative Agent the originals or certified copies of its insurance policies and updated flood plain searches.

(b)    Evidence of Insurance. Cause the Collateral Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Collateral Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Collateral Agent, such evidence of insurance as required by the Collateral Agent, including, but not limited to: (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement of the Collateral Agent for the benefit of the Secured Parties is not on the declarations page for such policy. As requested by the Collateral Agent, the Loan Parties agree to deliver to the Administrative Agent an Authorization to Share Insurance Information.

(c) ~~Redesignation. Each Loan Party shall promptly notify the Collateral Agent of any Mortgaged Property that is, or becomes, a Flood Hazard Property.~~Flood Insurance. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Laws, then the Borrowers shall, or shall cause the applicable Loan Party to (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Laws and (b) deliver to the

Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including evidence of annual renewals of such insurance.

6.08	Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09	Books and Records.

(a)    Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and

(b)    maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

6.10	Inspection Rights.

(a)    The Borrower will permit the Administrative Agent (including, without limitation, the Administrative Agent’s employees, agents and designated representatives) and, if reasonably requested by any Lender, each such Lender (at each such Lender’s expense and only in connection with an examination or appraisal by the Administrative Agent) to conduct, and will reimburse the Administrative Agent for all charges, costs and expenses of the Administrative Agent in connection with (i) examinations of any Loan Party’s books and records or any other financial or Collateral matters as Agent deems appropriate; and (ii) appraisals of Inventory; ~~and (ii) appraisals of real estate,~~ provided, that the Borrower shall not be obligated to pay the charges, costs and expenses of the Administrative Agent in connection with more than ~~one examination, one~~two examinations and two Inventory ~~appraisal and one real estate appraisal~~appraisals during any calendar year; provided, however, that (x) if an Inspection Trigger Event has occurred, the Borrower shall reimburse the Administrative Agent for one additional examination~~,~~ and Inventory ~~appraisal and real estate~~ appraisal during the twelve (12) month period following such Inspection Trigger Event, all charges, costs and expenses relating thereto shall be reimbursed by the Borrowers and (y) additional examinations or appraisals may be initiated at any time during a Default or Event of Default and all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits.

~~(b) In addition, after the Consolidated Fixed Charge Coverage Ratio Stabilization Date, so long as no Default or Event of Default has occurred and is continuing and the Loan Parties would be in compliance with Section 7.11(b) on a Pro Forma Basis, the Borrower may request that the Administrative Agent (including, without limitation, the~~

~~Administrative Agent’s employees, agents and designated representatives) conduct, and will reimburse the Administrative Agent for all charges, costs and expenses of the Administrative Agent in connection with, an updated appraisal of Equipment constituting Eligible Machinery and Equipment; provided, that only one such request may be made prior to the Maturity Date. If such Equipment appraisal, together with customary due diligence delivered by the Borrower to the Administrative Agent in connection with such appraisal, shall be acceptable to the Administrative Agent in its Permitted Discretion, then the M&E Sublimit may be updated to reflect the results of such appraisal and thereafter shall amortize quarterly on a seven-year straight-line basis. The Borrower agrees to pay Agent’s then standard charges for examination activities, including charges for the Administrative Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.~~

(b) ~~(c)~~ The Administrative Agent shall have no duty to the Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with the Borrower. The Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent for it and the Lenders for their purposes, and the Borrower shall not be entitled to rely upon them.

6.11	Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to refinance that certain Credit Agreement dated as of April 1, 2016 among the Borrower, Armstrong Hardwood Flooring Company, the Subsidiaries of the Borrower thereto and the Administrative Agent, ~~(b) finance in part Permitted Share Repurchases~~ and (~~c~~b) for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12	Material Contracts.

Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect and enforce each such Material Contract in accordance with its terms.

6.13	Covenant to Guarantee Obligations.

The Loan Parties will cause each of their Material Domestic Subsidiaries whether newly formed, after acquired or otherwise existing (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC) to promptly (and in any event within thirty (30) days after such Material Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement. In connection therewith, the Loan Parties shall give notice to the Administrative Agent not less than ten (10) days prior to creating a Subsidiary (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Equity Interests of any other Person. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.01(b) – (f) and 6.14 and such other documents or agreements as the Administrative Agent may reasonably request, including without limitation, updated Schedules 1.01(c), 5.10, 5.20(a), 5.20(b), 5.21(b), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g) and 5.21(h).

6.14	Covenant to Give Security.

Except with respect to ~~Excluded Property~~any property which, subject to the terms of Section 7.03(e), is subject to a Lien pursuant to documents that prohibit such Loan Party from granting any other Liens in such property (including, without limitation, any acquisition of property pursuant to a Delaware LLC Division), and subject to Section 6.17:

(a)    Equity Interests and Personal Property. Each Loan Party will cause the Pledged Collateral and all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the Loan Documents) in favor of the ~~Administrative~~Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. Each Loan Party shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary in any of the Loan Documents, the Loan Parties shall not have any obligation to perfect any security interest or lien in any Intellectual Property included in the Collateral in any jurisdiction other than the United States of America.

(b)    Landlord Waivers. In the case of (i) each headquarter location of the Loan Parties, each other location where any significant administrative or governmental functions are performed and each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (ii) any personal property Collateral located at any other premises leased by a Loan Party containing personal property Collateral with a value in excess of $1,000,000, the Loan Parties will use commercially reasonable efforts to provide the Administrative Agent with such estoppel letters, consents and waivers from the landlords on such real property to the extent requested by the Administrative Agent (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any Landlord Waiver is satisfactory to the Administrative Agent).

(c)    Account Control Agreements. Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (a) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (c) deposit accounts established solely to fund payroll, payroll Taxes and similar employment Taxes or employee benefits and other zero balance accounts and (d) other deposit accounts, so long as at any time the balance in any such account does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $250,000. The Loan Parties shall be the sole account holders of each Deposit Account and Securities Account set forth on Schedule 5.21(d)(i)

and shall not allow any Person (other than the Administrative Agent, the Term Loan Agent and the depository bank) to have control over their Deposit Accounts, Securities Accounts or any Property deposited therein.

(d)     Mortgages. ~~In the event that the Loan Parties have not completed the Disposition of the Specified Real Estate by September 30, 2020~~Upon Collateral Agent’s request, the Loan Parties shall ~~promptly~~ execute, or cause to be executed, and delivered a Mortgage pursuant to which the applicable Loan Party shall grant ~~first~~second priority (subject only to the Term Loan Agent’s Liens) Liens to the Collateral Agent, for the benefit of the Secured Parties, in the ~~Specified~~ Real ~~Estate~~Property now or hereafter owned by each Loan Party, and each of the other Mortgaged Property Support Documents, which Mortgages and other Mortgaged Property Support Documents shall not be required to be delivered prior to the date required by the last sentence of this clause (d). If any Loan Party shall acquire at any time or times hereafter any fee simple interest in other Real Property, such Loan Party agrees promptly to execute and deliver to Collateral Agent, for its benefit and the benefit of the Lenders, as additional security and Collateral for the Obligations, a Mortgage in form and substance reasonably satisfactory to Collateral Agent covering such Real Property. All Mortgages shall be duly recorded (at Borrower’s expense) in each office where such recording is required to constitute a valid Lien on the Real Property covered thereby. In respect to any Mortgage, the Loan Parties shall deliver to Collateral Agent, at Borrowers’ expense, all Mortgaged Property Support Documents. Without limiting the foregoing, no Real Property shall be Mortgaged Property or otherwise be taken as Collateral unless Lenders receive forty-five (45) days advance notice and each Lender confirms to the Administrative Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws or as otherwise satisfactory to such Lender.

(e)    Further Assurances. At any time upon the reasonable request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent reasonably may deem necessary or desirable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all applicable Laws.

6.15	Further Assurances.

Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16	Anti-Corruption and Anti-Terrorism Laws.

Conduct its businesses in compliance in all material respects with the PATRIOT Act, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.17	Post Closing Deliverables.

Satisfy all the requirements set forth on Schedule 6.17 within the time period specified therein, or such longer time period as acceptable to Administrative Agent.

6.18	Accounts.

(a)    The Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form satisfactory to the Administrative Agent, on such periodic basis as Agent may reasonably request. If Accounts in an aggregate face amount of $250,000 or more cease to be Eligible Accounts (other than due to collection), the Borrower shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Loan Party has knowledge thereof.

(b)    If an Account of the Borrower includes a charge for any Taxes and an Event of Default has occurred and is continuing, the Administrative Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of the Borrower and to charge the Borrower therefor; provided, that neither Agent nor Lenders shall be liable for any Taxes that may be due from the Borrower or relate to any Collateral.

(c)    Whether or not a Default or Event of Default exists, the Administrative Agent shall have the right at any time, in the name of Agent, any designee of the Administrative Agent or the Borrower, to verify the validity, amount or any other matter relating to any Accounts of the Borrower by mail, telephone or otherwise. The Borrower shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

(d)    The Borrower shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to the Administrative Agent. The Borrower shall obtain an agreement (in form and substance satisfactory to the Administrative Agent) from each lockbox servicer and Dominion Account bank, establishing the Administrative Agent’s control over and Lien in the lockbox or Dominion Account (which may be exercised by the Administrative Agent only during a Dominion Trigger Period and subject to the terms of the Intercreditor Agreement) requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, the Administrative Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. The Administrative Agent and Lenders assume no responsibility to the Borrower for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

(e)    The Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If the Borrower or any other Loan Party receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Administrative Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

(f)    During any Dominion Trigger Period, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations (other than Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements) at the beginning of the next Business Day. Any resulting credit balance shall not accrue interest in favor of the Borrower and shall be made available to the Borrower as long as no Default or Event of Default exists.

6.19	Inventory.

(a)    The Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to the Administrative Agent inventory and reconciliation reports in form satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may reasonably request. The Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by the Administrative Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to the Administrative Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as the Administrative Agent may request. The Administrative Agent may participate in and observe each physical count.

(b)    The Borrower shall not return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) the Administrative Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $250,000; and (d) any payment received by a Borrower for a return is promptly remitted to the Administrative Agent for application to the Obligations.

(c)    The Borrower shall not acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. The Borrower shall not sell any Inventory on consignment or approval or any other basis under which the customer may return or require the Borrower to repurchase such Inventory. The Borrower shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

6.20	Equipment.

(a)    The Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof (including, without limitation, a designation as to the location of its Equipment and an indication as to whether such Equipment is included in the Term Loan Borrowing Base), and shall submit to the Administrative Agent, ~~on~~concurrently with each Compliance Certificate in Section 6.02(b) and at such ~~periodic basis~~other times as the Administrative Agent may reasonably request, a current schedule thereof, in form satisfactory to the Administrative Agent. Promptly upon request, the Borrower shall deliver to the Administrative Agent evidence of their ownership or interests in any Equipment.

(b)    The Borrower shall not sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Disposition permitted by Section 7.05; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

(c)    The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that its value and operating efficiency are preserved at all times, reasonable wear and tear excepted. The Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. The Borrower shall not permit any Equipment to become affixed to Real ~~Estate~~Property unless any landlord or mortgagee delivers a Lien Waiver.

6.21	Location of Collateral.

All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by the Loan Parties at the business locations set forth in Schedule 5.21(h), except that the Loan Parties may (a) make sales or other dispositions of Collateral in accordance with Section 7.05; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to the Administrative Agent. Upon request, provide the Administrative Agent with copies of all existing agreements, and promptly after execution thereof provide the Administrative Agent with copies of all future agreements, between a Loan Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

6.22	Insurance of Collateral; Condemnation Proceeds; Protection of Collateral.

(a)    The Loan Parties shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best rating of at least A+, unless otherwise approved by Agent in its discretion) satisfactory to the Administrative Agent; provided, that if Real ~~Estate~~Property secures any Obligations, flood hazard diligence, documentation and insurance for such Real ~~Estate~~Property shall comply with all Flood Laws or shall otherwise be satisfactory to all Lenders. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best rating of at least A+, unless otherwise approved by the Administrative Agent in its discretion) satisfactory to the Administrative Agent, (a) with respect to the Properties and business of the Loan Parties of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $25,000,000 with deductibles and subject to an endorsement or assignment reasonably satisfactory to the Administrative Agent. All proceeds under each policy shall, subject to the Intercreditor Agreement, be payable to the Administrative Agent and, if no Default or Event of Default exists, shall be paid by the Administrative Agent into a Dominion Account. From time to time upon request, the Loan Parties shall deliver to the Administrative Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless the Administrative Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing the Administrative Agent as lender’s loss payee; (ii) requiring 30 days prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Loan Party fails to provide and pay for any insurance, the Administrative Agent may, in its discretion, procure the insurance and charge the Borrower therefor. Each Loan Party agrees to deliver to the Administrative Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, the Loan Parties may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to the Administrative Agent. If an Event of Default exists, only the Administrative Agent may settle, adjust and compromise such claims.

(b)    Subject to ~~Sections~~Section 6.22(a) and ~~(c)~~to the terms of the Intercreditor Agreement, any proceeds of insurance (other than workers’ compensation) and awards from condemnation of Collateral shall be paid directly to the Administrative Agent for application to the Obligations.

(c) ~~If requested by the Borrower in writing within 15 days after the Administrative Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, the Borrower may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by the Administrative Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans reasonably satisfactory to the Administrative Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money~~

~~Liens; (v) the Borrower complies with disbursement procedures for such repair or replacement as the Administrative Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $2,000,000~~[reserved].

(d)    All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Administrative Agent to any Person to realize upon any Collateral, shall be borne and paid by the Borrower. The Administrative Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Administrative Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Borrower’s sole risk.

6.23	Defense of Title.

Each Loan Party shall defend its title to Collateral and the Administrative Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

6.24	~~Licenses.~~Intellectual Property.

(a)     Each Loan Party will, and will cause each Subsidiary to, (i) maintain its ownership of all Intellectual Property owned by such Loan Party and each Subsidiary, and shall not knowingly do any act, or omit to do any act, whereby any owned Intellectual Property may lapse, become abandoned or cancelled, or dedicated to the public, except in each case for immaterial Intellectual Property which is no longer used or useful in any material respect in the Business of the Loan Parties, and (ii) take such actions as it shall deem appropriate under the circumstances in the United States Patent and Trademark Office and the United States Copyright Office to pursue any application and maintain any registration of each trademark, patent, and copyright owned by such Loan Party or Subsidiary of such Loan Party, except in each case for immaterial Intellectual Property which is no longer used or useful in any material respect in the Business of the Loan Parties and (iii) without limiting the foregoing, register any material domain name(s) under the name of such Loan Party or Subsidiary of such Loan Party, in each of clause (i) through (iii) except as could not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the value of the Loan Parties’ and their Subsidiaries’ Intellectual Property taken as a whole.

(b)   Each Loan Party shall keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of the Loan Parties in full force and effect; promptly notify the Administrative Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all royalties and other amounts when due under any License; and notify the Administrative Agent of any default or breach asserted by any Person to have occurred under any License.

ARTICLE VII

NEGATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01	Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, and whether real property or personal property, except for the following (the “Permitted Liens”):

(a)    Liens pursuant to any Loan Document;

(b)    Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided, that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)     (i) Liens for Taxes that are not yet due for a period of more than thirty (30) days and that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and (ii) Liens for Taxes owing with respect to the South Gate Property as of the Closing Date solely to the extent Borrower does not reasonably anticipate such Taxes to be collectible or such Lien to be enforced;

(d)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(e)    (i) pledges or deposits in the ~~ordinary course~~Ordinary Course of ~~business~~Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and (ii) pledges and deposits of cash in the ~~ordinary course~~Ordinary Course of ~~business~~Business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(f)    deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(g)    easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)    Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) that do not result in an Event of Default under Section 8.01(h);

(i)    Liens (other than Liens on Accounts and Inventory) securing Indebtedness permitted under Section 7.03(e); provided, that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property subject to such Lien and (iii) such Liens attach to such Property concurrently with or within two hundred seventy (270) days after the acquisition, construction, replacement, repair or improvement thereof (“Purchase Money Liens”);

(j)    leases, licenses, subleases or sublicenses granted to others that constitute Permitted Transfers;

(k)    any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any Subsidiary in the ~~ordinary course~~Ordinary Course of ~~business~~Business and covering only the assets so leased, subleased, licensed or sublicensed and Liens arising from precautionary Uniform Commercial Code financing statements or similar filings (or equivalent filings, registrations or agreements in foreign jurisdictions) in connection with any such applicable leases or subleases;

(l) ~~[reserved]~~Liens in favor of the Term Loan Agent securing Indebtedness permitted by Section 7.03(f), subject at all times to the terms of the Intercreditor Agreement;

(m)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions not arising in connection with the issuance or repayment of Indebtedness;

(n)    Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(o)    [reserved];

(p)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(q)    Liens on property or assets acquired in connection with a Permitted Acquisition, provided, that (i) the indebtedness secured by such Liens is permitted under Section 7.03(i), and (ii) the Liens are not incurred in connection with, or in contemplation or anticipation of, the acquisition and do not attach or extend to any other property or assets;

(r)    [reserved];

(s)    [reserved];

(t)    [reserved];

(u)    [reserved];

(v)    Liens that are contractual rights of setoff (i) relating to pooled deposit or sweep accounts of the Borrower or its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ~~ordinary course~~Ordinary Course of ~~business~~Business of the Borrower and the Subsidiaries or (ii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Subsidiaries in the ~~ordinary course~~Ordinary Course of ~~business~~Business ;

(w)    Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder in an aggregate amount outstanding at any time of no more than $250,000;

(x)    [reserved];

(y)    [reserved];

(z)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa)    any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of (i) the Borrower, individually, or (ii) the Borrower and its Subsidiaries, taken as a whole;

(bb)    [reserved];

(cc)    Liens consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(dd)    [reserved];

(ee)    [reserved];

(ff)    the modification, replacement, renewal or extension of any Lien permitted of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03(e), and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(gg) ~~liens~~Liens on property of Foreign Subsidiaries of the Borrower securing no more than $~~5,000,000~~15,000,000 in aggregate principal amount at any time outstanding of Indebtedness of Foreign Subsidiaries permitted under Section 7.03(u); and

(hh)    other Liens securing Indebtedness outstanding and attaching to property with an aggregate fair market value not to exceed $~~5,000,000~~1,000,000 .

Notwithstanding anything in this Section 7.01 to the contrary, in no event shall Accounts or Inventory be pledged as collateral to secure any Indebtedness other than the Secured Obligations hereunder or, subject to the Intercreditor Agreement, the Term Loan Debt.

7.02	Investments.

Make or hold any Investments, except:

(a)    Investments held by the Borrower and its Subsidiaries in the form of cash or Cash Equivalents;

(b)    Investments existing as of the Closing Date (other than those referred to in Section 7.02(c)(i) and (ii)) and set forth in Schedule 7.02;

(c)    Investments (i) in any Person that is a Loan Party, (ii) by the Borrower and other Loan Parties in and to Borrower and the other Loan Parties, (iii) by any Subsidiary that is not a Loan Party in Borrower or in any Subsidiary, foreign or domestic, and (iv) by any Loan Party in and to any Domestic Subsidiary that is not a Loan Party in an amount not exceeding $1,000,000 in the aggregate;

(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ~~ordinary course~~Ordinary Course of ~~business~~Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)    Guarantees permitted by Section 7.03;

(f)    Permitted Acquisitions; provided that, in no event shall any Permitted Acquisition occur ~~during the period from the First Amendment Effectiveness Date~~ until the Consolidated Fixed Charge Coverage Ratio Stabilization Date;

(g)    subject to compliance with the Payment Conditions, Investments by any Loan Party in any Foreign Subsidiary (excluding any Investments existing prior to the

Closing Date) not exceeding $5,000,000 in the aggregate (which amount, to the extent consisting of intercompany Indebtedness owing by any such Foreign Subsidiary to Borrower or any other Loan Party or equity contributions made by Borrower to such Foreign Subsidiary, shall be determined net of (i) the aggregate principal amount of such intercompany Indebtedness that is repaid to a Loan Party or (ii) the amount of such equity contribution that is repaid to a Loan Party, as applicable); provided that the amount of foregoing together with any Investments pursuant to Sections 7.02(i) and 7.02(j) shall not exceed $7,500,000 in the aggregate at any time;

(h)    to the extent not prohibited by applicable Law, loans or advances to officers, directors and employees of Borrower and its Subsidiaries made in the ~~ordinary course~~Ordinary Course of ~~business~~Business, (i) for travel, entertainment, relocation and other ordinary business purposes, (ii) so long as no Default or Event of Default has occurred and is continuing, in connection with such Person’s purchase of Capital Stock and Capital Stock Equivalents of Borrower and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that, the aggregate principal amount outstanding under clauses (i), (ii) and (iii) at any time shall not exceed $~~3,000,000~~1,000,000 ;

(i)    subject to compliance with the Payment Conditions, Investments in joint ventures not exceeding $5,000,000 in the aggregate; provided that the amount of foregoing together with any Investments pursuant to Sections 7.02(g) and 7.02(j) shall not exceed $7,500,000 in the aggregate at any time;

(j)    other Investments not contemplated by the other provisions of this Section 7.02 not exceeding $1,000,000 in the aggregate in any fiscal year of the Borrower; provided that the amount of foregoing together with any Investments pursuant to Section 7.02(g) and 7.02(i) shall not exceed $7,500,000 in the aggregate at any time;

(k)    Investments representing non-cash consideration received in connection with any Disposition permitted hereunder;

(l)    Investments by any Foreign Subsidiaries in another Foreign Subsidiary;

(m)    [reserved];

(n)    Investments (including debt obligations, Capital Stock and Capital Stock Equivalents) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ~~ordinary course~~Ordinary Course of ~~business~~Business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(o)    advances of payroll payments to employees in the ~~ordinary course~~Ordinary Course of ~~business~~Business ; and

(p)    [reserved];

(q)    [reserved];

(r)    [reserved];

(s)    Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively.

7.03	Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)    Indebtedness under the Loan Documents;

(b)    Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and listed on Schedule 7.03 (and renewals, refinancings and extensions thereof on terms and conditions (i) not materially less favorable to the applicable debtor(s), (ii) the then outstanding principal amount such Indebtedness is not increased at the time thereof except by an amount equal to a reasonable amount paid, and fees and expenses reasonably incurred in connection therewith and by an amount of any commitments unutilized thereunder and (iii) otherwise at then prevailing market terms);

(c)    intercompany Indebtedness owing from a Subsidiary to Borrower or to any other Subsidiary of Borrower to the extent permitted under Section 7.02; provided that, if secured, any such Indebtedness shall be expressly subordinated in right of payment to the Secured Obligations, and if evidenced by an intercompany note, such note shall be pledged to the Collateral Agent to secure the Secured Obligations;

(d)    obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ~~ordinary course~~Ordinary Course of ~~business~~Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”, and (ii) such Swap Contract is not for speculative purposes;

(e)    purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases, but excluding Indebtedness, if any, with respect to Inventory) hereafter incurred by Borrower or any of its Subsidiaries to finance the purchase, acquisition, construction, repair, replacement or improvement of fixed or capital assets, and renewals, refinancings and extensions thereof, provided, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $15,000,000~~,~~

~~(f) [reserved]~~;

(f)    subject to the terms of the Intercreditor Agreement, Term Loan Debt;

(g)    so long as no Event of Default has occurred and is continuing and the Loan Parties are in compliance with Section 7.11 on a Pro Forma Basis, other unsecured Indebtedness of the Borrower in an aggregate principal amount outstanding at any time not to exceed $10,000,000;

(h)    [reserved];

(i)    Indebtedness acquired or assumed pursuant to a Permitted Acquisition~~,~~ (excluding any Indebtedness that was incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition), and, in each case, renewals, refinancings and extensions thereof (x) not materially less favorable to the applicable debtor(s) and (y) otherwise at then prevailing market terms~~,~~; provided that, in the case of any acquisition, assumption, renewal, refinancing or extension of any Indebtedness permitted under this Section 7.03(i), (i) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto, (ii) the Borrower will be in compliance with the financial covenants under Section 7.11 after giving effect thereto on a Pro Forma Basis and (iii) the Borrower shall deliver to the Administrative Agent a ~~compliance certificate~~Compliance Certificate confirming the foregoing, in form and detail reasonably satisfactory to the Administrative Agent;

(j)    Indebtedness arising under any performance, bid, appeal or surety bond or under any performance or completion guarantee or similar obligations entered into in the ~~ordinary course~~Ordinary Course of ~~business~~Business in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

(k)    [reserved];

(l)    Indebtedness to current or former officers, directors, managers, consultants and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Capital Stock and Capital Stock Equivalents of the Borrower or its Subsidiaries to the extent permitted by Section 7.02(h);

(m)    Indebtedness incurred by Borrower or any of its Subsidiaries in a Permitted Acquisition or any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting (i) ordinary course indemnification obligations, (ii) obligations in respect of purchase price (including earn-outs) or other similar adjustments with respect to a Permitted Acquisition so long as such purchase price adjustments, earn-outs or similar adjustments were included in the aggregate purchase price used in determining whether such acquisition constituted a Permitted Acquisition or (iii) obligations in respect of purchase price (including earn-outs) or other similar adjustments with respect to any permitted Investment other than a Permitted Acquisition so long as such purchase price adjustments, earn-outs or similar adjustments were included in the determination of the aggregate purchase price used in determining whether such Investments were permitted under Section 7.02, if applicable;

(n)    obligations under any Cash Management Agreement and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(o)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(p)    Indebtedness incurred by Borrower or any Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ~~ordinary course~~Ordinary Course of ~~business~~Business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims, provided that upon the drawing of such letter of credit, the reimbursement of obligations in respect of bankers’ acceptances and the incurrence of such Indebtedness, such obligations are reimbursed within thirty (30) days following such drawing, reimbursement obligation or incurrence;

(q)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (o) above and (~~q) through (r~~u) below;

(r)    [reserved];

(s)    [reserved];

(t)    [reserved];

(u)    Indebtedness of Foreign Subsidiaries of Borrower in an aggregate principal amount not in excess of $15,000,000 at any time outstanding (including, without limitation, the China Facility); and

(v)    Guarantees with respect to Indebtedness permitted under this Section 7.03.

7.04	Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division); provided that, notwithstanding the foregoing provisions of this Section 7.04 but subject to the terms of Sections 6.13 and 6.14, and so long as no Default exists or would result therefrom, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that, the Borrower shall be the continuing or surviving corporation, (b) subject to the proviso in clause (a), any Loan Party may merge or consolidate with any other Loan Party, (c) any Foreign Subsidiary may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (d) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary, (e) the Borrower or any Subsidiary may merge with any Person that is not a Loan Party in connection with a Permitted Acquisition provided that, if such Permitted Acquisition involves the Borrower, the

Borrower shall be the continuing or surviving corporation and if such Permitted Acquisition involves any other Loan Party, such Loan Party shall be the continuing or surviving corporation, (f) any Subsidiary may dissolve, liquidate or wind up its affairs at any time if such Subsidiary is inactive or holds assets of a de ~~minimus~~minimis value, (g) any Loan Party and any Subsidiary may make any Permitted Investments and (h) any Loan Party and any Subsidiary may make any Disposition permitted under Section 7.05.

7.05	Dispositions.

Make any Disposition or enter into any agreement to make any Disposition (other than, to the extent notice has been provided pursuant to Section 6.03(e), any agreement to consummate a Disposition that, upon consummation, would result in a Change of Control), except:

(a)    any Disposition of Property not constituting Term Loan Priority Collateral (i) for which the total consideration shall be in an amount not less than the fair market value of the Property disposed of, (ii) that does not involve a sale or other disposition of receivables, and (iii) for which the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions occurring after the Closing Date shall not exceed $4,000,000 in the aggregate;

(b)    Dispositions permitted by Sections 7.02, 7.04, 7.06 and Liens permitted by Section 7.01; ~~and~~

(c) ~~A one-time Disposition of a single piece of real property as previously disclosed to the Lenders in connection with the lender meetings relating to the First Amendment and the Second Amendment (the “Specified Real Estate”), so long as an amount equal to 100% of the Net Cash Proceeds of such Disposition, are applied in the manner set forth in clause (v) of Section 2.05(b).~~ Dispositions in the Ordinary Course of Business of (i) Equipment that is no longer used or useful in the conduct of business which is not included in the Term Loan Borrowing Base and (ii) so long as no Default or Event of Default then exists or would arise therefrom, other Equipment consisting of Eligible Machinery and Equipment (as defined in the Term Loan Agreement) which is included in the Term Loan Borrowing Base prior to such Disposition or Involuntary Disposition, in the Ordinary Course of Business and subject to Section 2.05(b), to the extent that (A) such Disposition is made for fair market value, (B) the Net Cash Proceeds paid in cash for any such Disposition is not less than the Appraised Value as reflected in the most recent appraisal of such Equipment (or, if the Appraised Value is not detailed for such particular piece of Equipment, not less than the greater of (x) the then fair market value thereof and (y) book value), and (C) the aggregate amount of all such Dispositions shall not exceed $1,000,000 during any period of twelve consecutive months;

(d)    sales of Real Property (other than the South Gate Property), to the extent that permitted by the Term Loan Agreement or otherwise consented to by the Term Loan Agent and the requisite Term Loan Lenders in accordance with the Term Loan Agreement;

(e)    the lapse, abandonment or cancellation of immaterial Intellectual Property which is no longer used or useful in any material respect in the Business of the Loan Parties;

(f)    Involuntary Dispositions;

(g)    the Disposition of Equipment which is not included in the Term Loan Borrowing Base to the extent such Disposition is made for fair market value;

(h)    (i) the South Gate Disposition and/or, subject to Section 7.13, any Sale Leaseback Transaction entered into in connection therewith, or (ii) any sale or disposition of the South Gate Property after the occurrence and during the continuance of an Event of Default under Section 8.01(a), 8.01(b) (resulting from breach or default under any provision of Article VII), 8.01(f) or 8.01(g) of the Term Loan Agreement (including, without limitation, any transfer of the South Gate Property by or on behalf of the Term Loan Agent pursuant to the power of sale contained in the Mortgages (as defined in the Term Loan Agreement) encumbering such Real Property, or any disposition of such Real Property by the Borrower following the occurrence of any such Event of Default with the consent of the Term Loan Agent, or any disposition thereof by the Borrower during any Insolvency Proceeding); and

(i)    the Disposition of the Vicksburg Property.

7.06	Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so (other than, to the extent notice has been provided pursuant to Section 6.03(e), any obligation to consummate a Restricted Payment that, upon consummation, would result in a Change of Control), or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) ~~The Borrower may declare and make the Permitted Share Repurchases; provided that, in no event shall any Permitted Share Repurchases occur during the period from the First Amendment Effectiveness Date until the Consolidated Fixed Charge Coverage Ratio Stabilization Date~~[reserved];

(b)    each Subsidiary may make Restricted Payments (directly or indirectly) to its parent or to any Loan Party (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to each owner of Capital Stock in such Subsidiary on a pro rata basis based on such owner’s respective ownership interests);

(c)    the Borrower and each Subsidiary may (i) declare and make dividend payments or other distributions payable solely in common Capital Stock of such Person or (ii) redeem in whole or in part any of its Capital Stock for another class of Capital Stock or rights to acquire its Capital Stock or with proceeds from substantially concurrent equity contributions or issuances of new Capital Stock;

(d)    to the extent constituting Restricted Payments, the Borrower and the Subsidiaries may enter into and consummate transactions expressly permitted by any provision of ~~Section~~Sections 7.02, 7.03, 7.04, 7.05, or 7.08;

(e)    repurchases of Capital Stock in the Borrower deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(f)    to the extent not prohibited by the Loan Documents, the Borrower may pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Borrower by any future, present or former employee, director or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any Subsidiary so long as such purchase is pursuant to and in accordance with the terms of any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director or consultant of the Borrower or any Subsidiary;

(g)    the Borrower or any of ~~the~~its Subsidiaries may pay cash in lieu of fractional ~~equity interests~~Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition; and

(h)    provided the outstanding principal balance of the Term Loans is less than $25,000,000, the Borrower may make Restricted Payments not otherwise permitted pursuant to this Section 7.06 so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom ~~and~~, (ii) ~~so long as~~ the Borrower and its Subsidiaries are in Pro Forma Compliance with ~~(and which shall demonstrate)~~ the Consolidated Fixed Charge Coverage Ratio set forth in Section 7.11(b) after giving effect to such Restricted Payment, and (iii) the Borrower shall deliver to the Administrative Agent a Compliance Certificate confirming the foregoing, in form and detail reasonably satisfactory to the Administrative Agent; provided that, in no event shall any Restricted Payments under this Section 7.06(h) occur ~~during the period from the First Amendment Effectiveness Date~~ until the Consolidated Fixed Charge Coverage Ratio Stabilization Date;

provided, that in each ~~case, that~~subsection (a) through (h) above, payment of any dividend or distribution pursuant to this Section 7.06 may be made within sixty (60) days after the date of declaration thereof, if (x) at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing and (y) at the date of such payment of such dividend or distribution, no Event of Default shall have occurred and be continuing.

7.07	Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the Closing Date or any business related, incidental, complementary or ancillary thereto or reasonable developments or extensions thereof.

7.08	Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transactions among Loan Parties, (c) intercompany transactions expressly permitted by Section 7.02, Section 7.03, Section 7.04, Section 7.05 or Section 7.06, (d) transactions among Borrower and its wholly-owned domestic Subsidiaries that are Loan Parties, and (e) except as otherwise specifically limited in this Agreement, other transactions, in each case, which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

7.09	Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (i) encumbers or restricts the ability of any such Person to (A) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (B) pay any Indebtedness or other obligation owed to any Loan Party, (C) make loans or advances to any Loan Party or (ii) prohibits or otherwise restricts the existence of any Lien upon the Property, whether now owned or hereafter acquired, of any Loan Party in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations or (D) grants a Lien on any real property or real property interest owned or leased by any Loan Party; provided, that the foregoing clauses (i) and (ii) shall not apply to Contractual Obligations which:

(a)	arise in connection with this Agreement and the other Loan Documents;

(b)    arise pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 7.05 pending the consummation of such sale;

(c)    are customary restrictions on leases, subleases, licenses or sublicenses or sales otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(d)    are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under this Agreement;

(e)    are customary provisions restricting assignment of any agreement entered into in the ~~ordinary course~~Ordinary Course of ~~business~~Business ;

(f)    are restrictions on cash or other deposits imposed by customers under contracts entered into in the ~~ordinary course~~Ordinary Course of ~~business~~Business;

(g)    relate to cash or other deposits permitted under this Agreement;

(h)    (i) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (ii) to the extent Contractual Obligations permitted by clause (i) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(i) ~~[reserved]~~arise in connection with a Term Loan Document;

(j)    arise in connection with restrictions and conditions on any Foreign Subsidiary organized under the laws of the People’s Republic of China or any state or other political subdivision thereof;

(k)    arise in connection with any document or instrument governing Indebtedness incurred pursuant to clauses (b), (d), (e), (g), (j), (m~~), (q~~) or (~~r~~q) of Section 7.03, provided that any such restriction contained therein relates only to the asset to which such Indebtedness is related; and

(l)    arise in connection with any Indebtedness of a Subsidiary which is not a Loan Party which is permitted by Section 7.03.

7.10	Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11	Financial Covenants.

(a)    Fail to comply with the requirements set forth on Schedule 7.11.

(b)     Minimum Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any Measurement Period during a Financial Covenant Trigger Period to be less than 1.00 to 1.00.

7.12	Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes.

(a)    Amend any of its Organization Documents in a manner materially adverse to the Lenders;

(b)    change its fiscal year;

(c)    without providing ~~five~~ten (~~5~~10 ) days prior written notice to the Administrative Agent (or such extended period of time as agreed to by the Administrative Agent), change its name, state of formation, form of organization or principal place of business; or

(d)    make any change in accounting policies or reporting practices, except as required by GAAP and in accordance with Section 1.03.

7.13	Sale and Leaseback Transactions.

Enter into any Sale and Leaseback Transaction, other than in connection with the South Gate Disposition; provided that the maximum term (including all extensions) of any lease entered into in connection therewith does not exceed nine (9) months from the date any such Sale Leaseback Transaction is consummated and aggregate amount of rent paid in connection therewith does not exceed $3,500,000.

7.14	Sanctions.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund, facilitate or finance any activities of or business or transaction with any Person, or in any Designated Jurisdiction, that, at the time of such funding, facilitation or financing is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, a Lead Arranger, the Administrative Agent, any other Agent, an L/C Issuer, a Swingline Lender, or otherwise) of Sanctions.

7.15	Anti-Corruption Laws.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

7.16	~~Reserved.~~Amendments to Term Loan Debt.

Amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing the Term Loan Debt (including, without limitation, the Term Loan Documents) except to the extent permitted by the Intercreditor Agreement.

7.17	Prepayments, Etc. of Indebtedness.

Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement ~~and~~, (b) payments and prepayments of Term Loans, and (c) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.03 and refinancings and refundings of such Indebtedness in compliance with Section 7.03(b).

7.18	Subsidiaries.

Form or acquire any Subsidiary after the Second Amendment Effectiveness Date, except in accordance with Sections 6.13, 7.02 and 7.04; or permit any existing Subsidiary to issue any additional Equity Interests except directors~~’~~’ qualifying shares; or permit any Subsidiary to issue any Equity Interests that would result in such Subsidiary ceasing to be a wholly owned Subsidiary of the Borrower.

7.19	Tax Consolidation.

File or consent to the filing of any consolidated income tax return with any Person other than the Borrower and Subsidiaries.

7.20	Swaps.

Enter into any Swap Contract, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

7.21	Plans.

Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Second Amendment Effectiveness Date.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default.

Any of the following shall constitute an Event of Default:

(a)    Non-Payment. The Borrower or any other Loan Party fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise); or

(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of ~~Section~~Sections 6.01, 6.02, 6.03, 6.05, 6.07, 6.08, 6.10, 6.11, 6.13, 6.14, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22, 6.23, 6.24, Article VII or Article X; or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect in the case of any representation or warranty modified by a materiality or Material Adverse Effect qualifier) when made or deemed made; or

(e)    Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Term Loan Debt or any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount~~,~~ or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (other than an event which permits the Loans hereunder to be prepaid prior to or as an alternative to the purchase, payment, defeasance or redemption of such Indebtedness and, in any such case, the Loans hereunder are prepaid prior thereto); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or (iii) there occurs any “Default” or “Event of Default” under and as defined in any Term Loan Document; or

(f)    Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)    Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or it is or becomes unlawful for a Loan Party to perform any of its obligations under the Loan Documents; or

(k)    Collateral Documents. Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, or any Loan Party shall assert the invalidity of such Liens; or

(l)    Change of Control. There occurs any Change of Control; or

(m)    Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Loan Parties or any of their Subsidiaries shall occur that is in excess of the Threshold Amount (excluding customary deductible thresholds established in accordance with historical past practices).

Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

8.02	Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all Obligations, including outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties to the fullest extent permitted by applicable Law;

(c)    terminate, reduce or condition any Commitment or adjust the Borrowing Base;

(d)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto), and if the Borrowers fail to provide such Cash Collateral, the Administrative Agent may (and shall upon the direction of the Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 4.02 are satisfied); and

(e)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code or any other Event of Default described in Sections 8.01(f) or (g), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Obligations, including all Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, and all Additional Secured Obligations shall automatically become due and payable to the extent provided in any applicable agreement, in each case without further act of the Administrative Agent or any Lender.

8.03	Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to the to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable

Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

8.04

License. The Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Loan Party’s rights and interests under Intellectual Property shall inure to the Administrative Agent’ benefit.

ARTICLE IX

ADMINISTRATIVE AGENT AND COLLATERAL AGENT

9.01	Appointment and Authority.

(a)    Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of ~~the Administrative~~each Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, except as set forth in Section 9.06. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to ~~the Administrative~~each Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent alone shall be authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate the Administrative Agent from liability to any Secured Party or other Person for any error in judgment.

(b)    Collateral Agent. ~~The Administrative Agent~~Bank of America shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes ~~the Administrative Agent~~Bank of America to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, ~~the Administrative Agent~~Bank of America, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent~~)~~, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02	Rights as a Lender.

~~The~~Each Person serving as ~~the Administrative~~an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not ~~the Administrative~~an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include ~~the~~each Person serving as ~~the Administrative~~an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not ~~the Administrative~~an Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03	Exculpatory Provisions.

(a) ~~The Administrative~~Each Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, ~~the Administrative~~each Agent and its Related Parties:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that ~~the Administrative~~each Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that ~~the Administrative~~each Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose ~~the Administrative~~each Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as ~~the Administrative~~an Agent or any of its Affiliates in any capacity.

(b)    Neither ~~the Administrative~~ Agent nor any of ~~its~~such Agent’s Related Parties shall be liable for any action taken or not taken by ~~the Administrative~~such Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as ~~the Administrative~~such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. ~~The Administrative~~Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to ~~the Administrative~~such Agent by the Borrower, a Lender or the L/C Issuer.

(c)    Neither ~~the Administrative~~ Agent nor any of ~~its~~such Agent’s Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to ~~the Administrative~~such Agent.

9.04	Reliance by Administrative Agent and Collateral Agent.

~~The Administrative~~Each Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. ~~The Administrative~~Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, ~~the Administrative~~each Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless ~~the Administrative~~such Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. ~~The Administrative~~Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the ~~Administrative~~applicable Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05	Delegation of Duties.

~~The Administrative~~Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by ~~the Administrative~~such Agent. ~~The Administrative~~Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of ~~the Administrative~~each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the ~~Facilities~~Revolving Facility as well as activities as ~~Administrative~~ Agent. ~~The Administrative~~Neither Agent shall ~~not~~ be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that ~~the Administrative~~such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06	Resignation of Administrative Agent or Collateral Agent.

(a)    Notice. ~~The Administrative~~Each Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld, conditioned or delayed (which Borrower consent shall not be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring ~~Administrative~~ Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring ~~Administrative~~ Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor ~~Administrative~~ Agent meeting the qualifications set forth above; provided that in no event shall any successor ~~Administrative~~ Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower not to be unreasonably withheld, conditioned or delayed (which Borrower consent shall not be required if an Event of Default has occurred and is continuing), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed ~~Administrative~~ Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the ~~Administrative~~ Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed ~~Administrative~~ Agent shall continue to hold such collateral security until such time as a successor ~~Administrative~~ Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed ~~Administrative~~ Agent, all payments, communications and determinations provided to be made by, to or through ~~the Administrative~~such Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor ~~Administrative~~ Agent as provided for above. Upon the acceptance of a successor’s appointment as ~~Administrative~~ Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed ~~Administrative~~ Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed ~~Administrative~~ Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed ~~Administrative~~ Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor ~~Administrative~~ Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed ~~Administrative~~ Agent’s resignation or removed hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed ~~Administrative~~ Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed ~~Administrative~~ Agent was acting as ~~Administrative~~ Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor ~~Administrative~~ Agent.

(d)    L/C Issuer and Swingline Lender. Any resignation or removal by Bank of America as ~~Administrative~~ Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08	No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the L/C Issuer hereunder.

9.09	Administrative Agent or Collateral Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, ~~the Administrative~~each Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether ~~the Administrative~~such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the ~~Administrative~~applicable Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the ~~Administrative~~applicable Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the ~~Administrative~~applicable Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to ~~the Administrative~~each Agent and, in the event that ~~the Administrative~~such Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to ~~the Administrative~~such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of ~~the Administrative~~such Agent and its agents and counsel, and any other amounts due ~~the Administrative~~to such Agent under Sections 2.09, 2.10(b) and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent or the Collateral Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize ~~the Administrative~~each Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) ~~the Administrative~~such Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) ~~the Administrative~~each Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles, ~~(~~provided that any actions by ~~the Administrative~~such Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (k) of Section 11.1 of this Agreement, (iii) ~~the Administrative~~each Agent shall be authorized to assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10	Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the ~~Administrative~~Collateral Agent, at its option and in its discretion,

(a)    to release any Lien on any property granted to or held by the ~~Administrative~~Collateral Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b)    to subordinate or release any Lien on any property granted to or held by the ~~Administrative~~Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the ~~Administrative~~Collateral Agent at any time, the Required Lenders will confirm in writing the ~~Administrative~~Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the ~~Administrative~~Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The ~~Administrative~~Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the ~~Administrative~~Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the ~~Administrative~~Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11	Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the ~~Administrative~~applicable Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as ~~the Administrative~~such Agent may request, from the applicable Cash Management Bank, or Hedge Bank, as the case may be. ~~The Administrative~~Neither Agent shall ~~not~~ be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of ~~a~~the Facility Termination Date.

9.12	Lender ERISA Representation.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and each other Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and each other Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)    none of the Administrative Agent, the Arranger or any other Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)    no fee or other compensation is being paid directly to the Administrative Agent, the Arranger or any other Agent or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)    The Administrative Agent, the Arranger and each other Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

CONTINUING GUARANTY

10.01	Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02	Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03	Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.

10.04	Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05	Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the ~~Facilities~~Revolving Facility are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

10.06	Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

10.07	Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

10.08	Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.09	Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

10.10	Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

10.11	Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

~~10.12 Additional Guarantor Waivers and Agreements.~~

~~(a)    Each Guarantor understands and acknowledges that if the Secured Parties foreclose judicially or non-judicially against any real property security for the Secured Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrowers or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. Each~~

~~Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that it will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Secured Obligations; (ii) agrees that it will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that it may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Secured Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Secured Obligations.~~

~~(b) Each Guarantor waives all rights and defenses that it may have because any of the Secured Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties, (A) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from any Guarantor even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because any of the Secured Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.~~

~~(c) Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.~~

ARTICLE XI

MISCELLANEOUS

11.01	Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)    waive any condition set forth in Section 4.01, without the written consent of each Lender;

(b)    without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension ~~under a particular Facility~~ without the written consent of the Required ~~Revolving Lenders (in the case of the Revolving Facility) or the Required Term Lenders (in the case of the Term Facility), as the case may be~~Lenders;

(c)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)    change (i) Section 8.03 or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans ~~among the Facilities~~ from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under ~~a Facility~~ without the written consent of the Required ~~Revolving Lenders or the Required Term Lenders, as applicable~~Lenders or (iii) Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby;

(g)    change ~~(i)~~ any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender~~, or (ii) the definitions of “Required Revolving Lenders” or~~

~~“Required Term Lenders” as each relates to the related Facility (or the constituent definition therein relating to such Facility) without the written consent of each Lender under such Facility~~;

(h)     except as contemplated in the Intercreditor Agreement, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i)     except as contemplated in the Intercreditor Agreement, release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(j)    release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender; or

(k)    impose any greater restriction on the ability of any Lender ~~under a Facility~~ to assign any of its rights or obligations hereunder without the written consent of the Required ~~Revolving Lenders (in the case of the Revolving Facility) or the Required Term Lenders (in the case of the Term Facility); or~~

~~(l)    (x) affect the rights and duties under this Agreement or any Loan Agreement of the Revolving Lenders but not the Term Lenders without the consent of the Administrative Agent and the Revolving Lenders that would be required to consent thereto under this Section if such Revolving Lenders were the only Lenders hereunder at such time or (y) affect the rights and duties under this Agreement or any Loan Agreement of the Term Lenders but not the Revolving Lenders without the consent of the Administrative Agent and the Term Lenders that would be required to consent thereto under this Section if such Term Lenders were the only Lenders hereunder at such time~~Lenders.

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender ~~under a Facility~~, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender ~~under a Facility~~, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (B) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (C) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything to the contrary herein, (a) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement, and (b) the Administrative Agent may amend or modify this Agreement and any other Loan Document to (i) to cure any ambiguity, omission, mistake, defect or inconsistency therein or (ii) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Loan Parties.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02	Notices; Effectiveness; Electronic Communications.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or, except with respect to Borrower and the other Loan Parties, sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and

(ii)    if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that (x) if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient and (y) no such notice or communication shall be sent to Borrower or any other Loan Party via facsimile). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, Swingline Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, Lender, L/C Issuer or other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party, except to the extent such losses, costs, expenses or liabilities resulted from the gross negligence or willful misconduct of the applicable Person. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03	No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04	Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (including (A) any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral and (B) subject to the limits of Section 6.10, any examination or appraisal with respect to any Loan Party or Collateral by the Administrative Agent’s personnel or a third party) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other

Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05	Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06	Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that ~~(in each case with respect to any Facility)~~ any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under ~~any~~the Revolving Facility and/or the Loans at the time owing to it ~~(in each case with respect to any Facility)~~ or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000~~, in the case of any assignment in respect of the Revolving Facility, or $5,000,000, in the case of any assignment in respect of the Term Facility,~~ unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause (ii) shall not ~~(A)~~ apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans ~~or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis~~.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of ~~(1) any unfunded Term Commitment or~~ any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender ~~or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund~~; and

(C)    the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Note ~~or Notes, if any~~) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding

Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07	Treatment of Certain Information; Confidentiality.

(a)    Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement ~~or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c)~~ or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (viii) with the consent of the Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b)    Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c)    Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d)    Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

11.08	Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09	Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10	Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.11	Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12	Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13	Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.07, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.05) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.05 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14	Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16	Subordination.

Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and, if an Event of Default has occurred and is continuing, performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.17	No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, the Lead Arrangers, the other Agents and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates (including the Arranger) and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and its Affiliates (including the Arranger) and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any of its Affiliates (including the Arranger) nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates (including the Arranger) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates (including the Arranger) nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates (including the Arranger) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.18	Electronic Execution.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

11.19	USA PATRIOT Act Notice.

Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

11.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the ~~write-down~~Write-Down and ~~conversion powers~~Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the ~~write-down~~Write-Down and ~~conversion powers~~Conversion Powers of any EEA Resolution Authority.

11.21	Time of the Essence.

Time is of the essence of the Loan Documents.

11.22	ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.23	Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.24

Intercreditor Agreement(a) EACH LENDER PARTY HERETO (I) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE INTERCREDITOR AGREEMENT, (II) AUTHORIZES AND DIRECTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON ITS BEHALF, AND (III) AGREES THAT ANY ACTION TAKEN BY AGENT PURSUANT TO THE INTERCREDITOR AGREEMENT SHALL BE BINDING UPON SUCH LENDER.

(b)     THE PROVISIONS OF THIS SECTION 11.24 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. A COPY OF THE INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM COLLATERAL AGENT.

(c)     THE INTERCREDITOR AGREEMENT IS AN AGREEMENT SOLELY AMONGST THE SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AND THEIR RESPECTIVE AGENTS (INCLUDING THEIR SUCCESSORS AND ASSIGNS) AND IS ACKNOWLEDGED AND AGREED TO BY THE LOAN PARTIES AS PARTY THERETO. AS MORE

FULLY PROVIDED THEREIN, THE INTERCREDITOR AGREEMENT CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.

(d)     IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT, THE INTERCREDITOR AGREEMENT SHALL GOVERN.

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ANNEX D

Schedule 7.11

“Availability Block” means (a) from the Third Amendment Effectiveness Date to the date of delivery of the financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2020 to the Administrative Agent pursuant to Section 6.01(b) and the Compliance Certificate pursuant to Section 6.02(b) (the “Q3 2020 Financial Statement Delivery Date”), $0, (b) from and after the Q3 2020 Financial Statement Delivery Date until the date of the South Gate Disposition, $30,000,000 and (c) thereafter, $0.

Minimum Availability. (a) Until the Q3 2020 Financial Statement Delivery Date and (b) at all times thereafter when the Outstanding Amount of all Revolving Loans and Swingline Loans is zero Dollars ($0), Borrowers shall not permit Availability to be less than $30,000,000 at any time.

Minimum Consolidated Cash Flow. From and after the fiscal quarter ending September 30, 2020, at all times when the Outstanding Amount of all Revolving Loans and Swingline Loans exceeds zero Dollars ($0), the Loan Parties shall not permit Consolidated Cash Flow as of each Measurement Period set forth in the table below to be less than the amount set forth opposite such Measurement Period in the table below:

Measurement Period ending	Minimum Consolidated Cash Flow
September 30, 2020	$(39,345,000)
December 31, 2020	$(54,450,000)
March 31, 2021	$(71,925,000)
June 30, 2021	$(70,600,000)
September 30, 2021	$(69,915,000)
December 31, 2021	$(67,800,000)
March 31, 2022	$(52,900,000)
June 30, 2022	$(35,575,000)
September 30, 2022	$(22,300,000)
December 31, 2022	$(10,800,000)

Annex D